Agreement of Lease, made as of this 13th day of August,1999 between LKM EXPRESSWAY PLAZA LIMITED PARTNERSHIP, with offices at 277 Northern Boulevard, Great Neck, New York 11021 ("Landlord"), and QUERYOBJECT SYSTEMS CORPORATION, a Delaware corporation, having its principal office at 60 Charles Lindbergh Blvd., Uniondale, New York 11553 ("Tenant").

         1. Definitions. The following terms shall have the meanings set forth opposite each of them, provided that if the term "None" is set forth opposite any term then the provisions of the lease applicable to such term shall be considered deleted and of no force and effect.

"Term" The period beginning on the Commencement Date and ending at noon on the Expiration Date.

"Commencement Date"               September 1, 1999

"Expiration Date"                 October  31,  2004  or  the  last  day  of the
                                  sixty-second  (62nd)  calendar month following
                                  the  Commencement   Date  as  defined  herein,
                                  whichever is later, or ending on an earlier date on which this Lease may expire or be cancelled or terminated pursuant to the terms of this Lease.

"Electric Factor"                 $2.25 per square foot per annum.

"Fixed Rent"                      The  following  amounts  shall be inclusive of
                                  the Electrical Energy Charge:

                                  For the first Lease Year, $202,050.00, payable in advance monthly installments of $16,837.50 per month.

                                  For  the  second   Lease  Year,   $210,132.00,
                                  payable in advance monthly installments of $17,511.00 per month.

                                  For the third Lease Year, $218,537.28, payable in advance monthly installments of $18,211.44 per month.

                                  For  the  fourth   Lease  Year,   $227,265.84,
                                  payable in advance monthly installments of $18,938.82 per month.

                                  For the fifth Lease Year, $236,317.68, payable in advance monthly installments of $19,693.14 per month.

                                  For the sixth Lease Year, $245,773.62, payable in advance monthly installments of $20,481.14 per month for the months of September & October.

"Additional Rent"                 All sums of money  (other  than Fixed Rent) as
                                  shall become due and payable from Tenant to Landlord hereunder, for default in payment of which Landlord shall have the same remedies as for a default in payment of Fixed Rent.

"Building"                        The building  erected in the County of Nassau,
                                  State  of New York and  known  as:  Expressway
                                  Plaza at Roslyn, Building One, Roslyn Heights,
                                  New York.

"Demised Premises"                That  portion  of  the  second  floor  of  the
                                  building   delineated  on  the  floor  plan(s)
                                  attached  hereto as  Exhibit A, known as Suite
                                  208.

"Rentable Floor Area of
the Demised Premises"             The total  number of  rentable  square feet of
                                  space in the Demised Premises, which, for purposes of this Lease, the parties agree is 8,082 square feet.

"Lease Year
Anniversary Date"                 September   1,   2000   ("First   Lease   Year
                                  Anniversary Date") and the first day of each successive November during the Term of this Lease.

"Lease Year"                      The period  commencing on the first day of the
                                  Term and ending with the day preceding the First Lease Year Anniversary Date, and each twelve (12) month period thereafter measured from each Lease Year Anniversary Date, except that if the period between the last such Lease
                                  Year Anniversary Date and the Expiration Date is less than twelve (12) months, then the last
                                  Lease Year shall be such lesser period.

"Rentable Floor Area
of the Building"                  The total  number  of square  feet of space in
                                  the Building, which, for purposes of this Lease, the parties agree is 50,000.

"Tenant's
Proportionate Share"              The  percentage  resulting  from  dividing the
                                  Rentable Floor Area of the Demised Premises by the Rentable Floor Area of the Building, which, for the purposes of this Lease, the parties agree is 16.16%.

"Security Deposit"                $36,422.88  deposited  pursuant  to Article 32
                                  hereof.

"Rent Prepayment"                 $16,837.50 to be applied toward the first full
                                  month's installment of Fixed Rent, including the Electric Energy Charge, due under this Lease.

"Guarantor"                       Queryobject Systems

"Permitted Use"                   For  general  office use only and for no other
                                  purpose.

"Broker"                          Sutton &  Edwards,  Inc.  and  Bagnato  Realty
                                  Service, LLC.

"Regular Business
Hours" 8:00 a.m. to 6:00 p.m. on business days, i.e., every day except Saturday, Sunday, and the days observed by the Federal or the New York State government as legal holidays. See Exhibit E.

"Tenant's Common
 Parking Spaces"                  Forty (40) of which four (4) will be reserved

"Base Operation Year"             1999

"Real Estate"                     The  Building,  the land on which the Building
                                  and other improvements appurtenant thereto are located, (including without limitation the land on which any parking spaces are located), and the land forming part of the same tax lot or lots as the land on which the Building is located.

"Wage Rate Multiple"              NONE

"Tenant's Real Estate
Tax Base"                         See Article 8 contained herein.


         2. Demise and Premises.

            2.01 Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, the Demised Premises for the Term, for the rent hereinafter reserved and upon and subject to the conditions (including limitations, restrictions, and reservations) and covenants hereinafter provided. Each party hereto agrees to observe and perform all of the conditions and covenants herein contained on its part to be observed and performed.

            2.02 The general location, size, and layout of the Demised Premises are outlined on Exhibit A, but in the event that the Demised Premises and the

Building are not completed as of the date of this Lease, Exhibit A shall not be deemed to be a warranty, representation, or agreement on the part of Landlord that the Demised Premises and the Building will be exactly as indicated on Exhibit A.

         3. Rent.

            3.01 Tenant shall pay to Landlord without notice or demand and without abatement, deduction, or setoff, in lawful money of the United States of America, at the office of the Landlord as specified on Page 1 hereof or at such other place as Landlord may designate, the Fixed Rent reserved under this Lease for each year of the Term, payable in equal monthly installments in advance due on the first day of each and every calendar month during the Term; and Additional Rent consisting of all such other sums of money as shall become due from and payable by Tenant to Landlord hereunder (for default in payment of which Landlord shall have the same remedies as for a default in payment of Fixed
Rent).

            3.02 If the Commencement Date shall occur on a day other than the first day of a calendar month, the Fixed Rent and Additional Rent shall be prorated for the period from the Commencement Date to the last day of the said calendar month and shall be due and payable on the Commencement Date.
Notwithstanding the provisions of this Article 3, Tenant shall pay on the execution of this Lease, on account of the first full calendar monthly installments of Fixed Rent, the Rent Prepayment specified in Article 1 hereof.

            3.03 If Tenant shall fail to pay any installment or payment of Fixed Rent, including the Electric Energy Charge, within ten (10) days after same shall become due and payable or shall fail to pay any payment of Additional Rent or other charge within ten (10) days after same shall be due and payable, then Tenant shall be required to pay a late charge of $.05 for each $1.00 which remains so unpaid. Such late charge is intended to compensate Landlord for additional expenses incurred by Landlord in processing such late payments.
Nothing herein shall be intended to violate any applicable law, code, or regulation, and in all instances all such charges shall be automatically reduced to any maximum applicable legal rate or charge. Such charge shall be imposed monthly for each late payment. This late charge is in addition to all other remedies available to Landlord and shall not be considered as limiting other remedies Landlord may have under this Lease or under law.

            3.04 It is hereby mutually agreed, that notwithstanding anything to the contrary herein contained, the said premises are demised for a Fixed Rent of One Million One Hundred Thirty-five Thousand Two Hundred Sixty-five Dollars & 08/100 ($1,135,265.08) for the entire said term payable at the time of the making of this Lease, together with Additional Rent consisting of all such other sums of money that shall become due from and payable by Tenant to Landlord, and that the provisions herein contained for the payment of said Fixed Rent in installments are for the convenience of Tenant only, and that, upon default in payment of the Fixed Rent and/or Additional Rent in installments as herein allowed, and if such default shall continue for five (5) days after written notice thereof by Landlord to Tenant, then the whole of the Fixed Rent hereby reserved for the whole of the said entire term and then remaining unpaid shall at once become due and payable, without further notice or demand. In the event Tenant shall be required to pay the Fixed Rent reserved for the balance of the term of this Lease in advance as specified herein, the Tenant shall, nevertheless, still be obligated to pay all Additional Rent consisting of all such other sums of money that shall be due from and payable by Tenant to Landlord herein when due as provided for herein.

            3.05 If Landlord shall fail to submit any statement or other notice to Tenant or omit to demand the payment of any Fixed Rent, Additional Rent, or other sums required to be paid by Tenant to Landlord provided for in this Lease prior to the expiration of the Lease term, such failure or omission shall not constitute a waiver of Tenant's obligation to pay any such sums to Landlord.

            3.06 Notwithstanding anything to the contrary contained herein and provided that Tenant is not then in default hereunder, the Fixed Rent, exclusive of the Electric Energy Charge and any Additional Rent payable hereunder, shall be abated for the second and third months of the Lease.

         4. Preparation of the Demised Premises.

            4.01 In the event this Lease pertains to the initial occupancy by any tenant of the Demised Premises, Landlord will substantially perform the building standard work in the Demised Premises as set forth in Exhibit C annexed hereto and hereby made a part hereof (the "Work Letter") and upon the terms and conditions specified in the Work Letter.

            4.02 Landlord's agreement to do the work in the Demised Premises as set forth herein shall not require it to incur overtime costs and expenses and shall be subject to any delays due to acts of God, governmental restrictions or guidelines, strikes, labor disturbances, shortages of materials and supplies and for any other causes or events whatsoever beyond Landlord's reasonable control ("Unavoidable Delays"). Landlord has made, and makes, no representations as to the date when the Demised Premises will be ready for Tenant's occupancy, and notwithstanding any date specified in Article 1 or elsewhere in this Lease as the Commencement Date it is understood that the same is merely an estimate.

            4.03 In the event Landlord is to perform any work in the Demised Premises pursuant to Exhibit C, unless Tenant's final plans, specifications, and drawings covering all such work are attached hereto as Exhibit B, Tenant shall
                                       5
furnish to Landlord such final plans, specifications, and drawings in adequate time to allow Landlord to acknowledge receipt of the same not later than five
(5) days from the date of this Lease. In the event that Tenant's final plans, specifications, and drawings are not furnished to Landlord within the time period set forth in this Paragraph 4.03, Landlord shall be entitled to exercise any and all remedies which it is entitled to exercise under this Lease, including, without limitations, the right to terminate this Lease.

         5. When Demised Premises Ready for Occupancy and Commencement Date.

            5.01 In the event that this Lease does not pertain to the initial occupancy by any Tenant of the Demised Premises, the Demised Premises shall be deemed ready for occupancy on the following date: (a) if the Demised Premises are to be delivered "as is", on the day following the day on which the prior Tenant vacates the Demised Premises, provided that Landlord shall have given Tenant at least five (5) days prior written notice estimating when such vacation will occur and provided such vacation does occur by such estimated vacation date, or in the event Landlord's estimate was inaccurate, on the date when such vacation actually occurs; or (b) if the Demised Premises are not to be delivered "as is", when the work described in Exhibit C to be performed by Landlord shall have been substantially completed. It is agreed that the Commencement Date shall be deemed to be the date specified in a written notice to Tenant that the Demised Premises are ready for occupancy.

            5.02 Notwithstanding anything to the contrary contained in this Lease, in the event that Tenant does perform any work prior to the Commencement Date, substantial completion under this Article shall be deemed to have been achieved if incomplete work to be performed by Landlord has not been completed because, under good construction scheduling practices such work should be done after still incomplete work to be done by or on behalf of Tenant is completed.

            5.03 If the occurrence of any of the conditions listed in Article 4 (including, without limitation, furnishing of plans, specifications, and drawings referred to in Paragraph 4.03 hereof) or in Paragraphs 5.01 or 5.02 and thereby the making of the Demised Premises ready for occupancy, shall be delayed due to any act or omission of Tenant or any of its employees, agents, or contractors, including but not limited to failure by Tenant to act promptly when any consent or approval may be requested by Landlord, or to plan or execute work to be performed by Tenant diligently and expeditiously, or due to any special requirements of Tenant in connection with the preparation of the Demised Premises for occupancy over and above the quantity of building standard work specified in Exhibit C, then the Demised Premises shall be deemed ready but for such delays whether or not a certificate of occupancy or other permission to occupy shall have been issued.
                                       6

            5.04 On the Commencement Date or at such time as Tenant shall take actual possession of the whole or part of the Demised Premises, whichever shall be earlier, it shall be primafacie presumed that the Demised Premises were as of the Commencement Date or the date or dates of such taking of possession, in the condition in which Landlord was required to deliver the Demised Premises under this Lease, unless within thirty (30) days after such date Tenant shall have given Landlord notice specifying in which respects the Demised Premises were not in satisfactory condition.

            5.05 Notwithstanding any date, Tenant expressly waives any right to recover any damages which may result from Landlord's failure to deliver possession of the Demised Premises on such date or at any time thereafter.

            5.06 Notwithstanding anything in this Lease contained to the contrary, in the event that Tenant shall enter upon the Demised Premises prior to the Commencement Date of this Lease, for the purpose of performing Tenant's Changes or for performing work in the Demised Premises pursuant to any provision of this Lease, Tenant shall be obligated to perform all terms and conditions of this Lease from and after the date it enters upon the Demised Premises, other than Tenant's obligations to pay Fixed Rent, Real Estate Taxes, and Utility Cost Escalation, which obligations shall begin on the Commencement Date.

         6. Use.

            6.01 Tenant shall use and occupy the Demised Premises for the Permitted Use only and for no other purpose.

            6.02 Tenant shall not suffer or permit the Demised Premises or any part thereof to be used in any manner, or anything to be done therein, or suffer or permit anything to be brought into or kept therein, which would in any way:
(i) violate any of the provisions of any grant, lease, or mortgage to which this Lease is subordinate, (ii) cause or in Landlord's reasonable opinion be likely to cause physical damage to the Building or any part thereof, (iii) constitute a public or private nuisance or disturb the quiet enjoyment of other tenants in the Building, (iv) impair in the reasonable opinion of the Landlord the appearance, character or reputation of the Building or constitute waste of the Demised Premises, (v) discharge objectionable fumes, vapors or odors into the Building air conditioning system or into Building flues or vents not designed to receive them or otherwise in such manner as may reasonably offend other occupants, (vi) impair or interfere with any of the Building services or the proper servicing of the Building or the Demised Premises or impair or interfere with or tend to impair or interfere with the use of any of the other areas of the Building by, or occasion discomfort, annoyance or inconvenience to, Landlord or any of the other tenants or occupants of the Building, (vii) violate any other provision of this Lease, or (viii) violate the Certificate of Occupancy issued for the Building.

 7. Electric Current.

            7.01 Landlord will redistribute or furnish to Tenant electric energy through the transmission facilities presently installed in the Demised Premises or to be installed in the Demised Premises pursuant to Exhibit C of this Lease. Landlord shall furnish the electric energy Tenant for normal business office purposes. In the absence of Landlord's written consent to a greater load, the electric energy supplied by Landlord under this Article shall be limited to a total electrical connected load of 3 watts per square foot of the Rentable Floor Area of the Demised Premises for use by Tenant for its ordinary electric office equipment, and no individual piece of equipment or any type of fixture requiring electric power in excess of 1800 watts shall be installed, maintained or operated by Tenant without Landlord's prior written consent. Landlord shall not be liable or responsible to Tenant in any way for any loss, damage or expense, including consequential damages which Tenant may sustain or incur by reason of any failure, inadequacy, defect or change in the character, quantity or supply of electrical energy furnished to the Demised Premises or any interruption in providing electric energy to the Demised Premises for any reason whatsoever.

            7.02 Tenant shall pay to Landlord a charge (the "Electric Energy Charge") for the distribution by Landlord to Tenant of electric energy which charge is included in the Fixed Rent payable under this Lease and shall not be based on any measurement by meter. On the execution of this Lease the Electric Energy Charge is an amount equal to the Electric Factor multiplied by the Rentable Floor Area of the Demised Premises and from after said execution the Electric Energy Charge may be increased pursuant to the provisions of this
Article.  The  Electric  Factor was based  upon (i)  normal  use of the  Demised
Premises between the hours of 8:00 a.m. to 6:00 p.m. Monday through Friday, except holidays, for normal lighting and for the operation of small appliances and equipment normally used in business offices and (ii) commercial redistribution rate (the "Commercial Redistribution Rate") charged by the public utility company for electric energy on execution of this Lease.

            7.03 The Electric Energy Charge shall be subject to adjustments at any time in the event that the occurrence of any of the following after the execution date of this Lease shall have a material effect on the cost of providing said electric service to the Demised Premises:

                 (i) An increase in the Commercial Redistribution Rate charged by the public utility company for electric energy;

                 (ii) An increase in any sales, excise, or similar taxes, fuel or transfer adjustment, or the addition of or increase in any other charges levied on the purchase of electric energy;

                 (iii) An increase in Tenant's  consumption of electric  energy;
(iv)  An  increase  in the  electric  service  being  furnished  to the  Demised
Premises;
                                       8

                 (v) The amount included in the Fixed Rent, in the Landlord's opinion does not appropriately represent the value of the electric service furnished to the Demised Premises at the Commencement Date or thereafter. The Electric Energy Charge shall at no time be less than the Electric Factor multiplied by the Rentable Floor Area of the Demised Premises.

            7.04 Any adjustment in the Electric Energy Charge pursuant to subparagraphs 7.03(i) or 7.03(ii) hereof shall at Landlord's option be computed based on the percentage of increase in Landlord's cost to purchase electricity for the Building from the public utility company. Such adjustment shall be made retroactive to the date of such rate increase and shall at Landlord's option be computed by an independent electrical consultant selected by Landlord and paid for by Tenant. The finding of said consultant shall be presumptive on both parties.

            7.05 Any determination of the value of electrical energy consumed by Tenant made pursuant to subparagraphs 7.03 (iii), (iv), or (v) hereof shall be computed, at Landlord's option, at the Commercial Redistribution Rate charged by the public utility company for the Building as if Tenant purchased electrical energy directly from the public utility company at said Commercial Redistribution Rate or at a rate equivalent to Landlord's average cost for such electrical energy. Any such determination shall be made by Landlord; however, Landlord, at Landlord's option, may designate an independent electrical consultant, paid for by Tenant to make said determination. Any adjustment in the Electric Energy Charge required under this Article shall be retroactive. The findings of said consultant shall be presumptive on both parties unless Tenant shall exercise its rights pursuant to and in accordance with Paragraph 7.07.

            7.06 An unpaid amount of any adjustment in the Electric Energy Charge pursuant to Paragraph 7.03 hereof for any period prior to Landlord's rendition of a statement therefor shall be paid within fifteen (15) days after Landlord furnishes Tenant with said statement, and Tenant shall pay thereafter the amount of any such adjustment in monthly installments, together with its monthly installment of Fixed Rent.

            7.07 Landlord reserves the right to discontinue the redistribution of electric energy to Tenant at any time upon sixty (60) days' prior written notice to Tenant and, from and after the effective date of any such termination, Landlord shall no longer be obligated to furnish electric energy to Tenant. If Landlord exercises said right of termination, this Lease shall remain unaffected thereby and shall continue in full force and effect and, thereafter, Tenant shall arrange to obtain electric service directly from the public utility company servicing the Building. Such electrical service shall be furnished to Tenant by means of the then existing Building system feeders, risers, and wiring
                                       9
to the extent that same are available, suitable, and safe for such purposes, which shall be determined by Landlord, and in the event Landlord deems it necessary, an electrical engineer designated by Landlord and paid for equally by Landlord and Tenant may be employed to assist Landlord in making the aforesaid determination. All new or existing meters, additional panel boards, feeders, risers, wiring, and other conductors or equipment which may be required or utilized to obtain electric energy directly from such public utility company shall be installed and maintained by a licensed electrician, approved by Landlord and paid for by Tenant. Landlord may, at its option, before commencing any such work or at any time thereafter, require Tenant to furnish to Landlord such security, in form (including, without limitation, a bond issued by a corporate surety licensed to do business in New York) and amount, as Landlord shall deem necessary to assure the payment for such work by Tenant. Any and all installations made pursuant to the foregoing shall be and at all times remain the property of Landlord. Commencing with the date Landlord discontinues electrical service as provided herein, and only as long as Tenant continues to receive electrical service directly from the public utility company, Tenant shall only be obligated to pay one-half of the Electric Energy Charge.

            7.08 In the event that it becomes legally and otherwise permissible to do so, Landlord may, at its option, permit or require the submetering of electric service to the Demised Premises at rates to be determined by Landlord. All costs incurred in connection with the foregoing, including, but not limited to, the purchase, installation, and maintenance of all required components shall be at Landlord's expense. Any and all installations made pursuant to the foregoing shall be and at all times remain the property of Landlord. Commencing with the date upon which Landlord elects to redistribute electric energy to the Demised Premises on a submetered basis and the prior method of redistribution is discontinued, and only for as long as Tenant continues to receive electrical service on a submetered basis and further provided that Tenant is paying the utility company directly for the provision of electrical service, Tenant shall only be obligated to pay one-half of the Electric Energy Charge.

            7.09 Tenant shall make no alterations or additions to the electrical distribution system, electrical equipment, and/or appliances without the prior written consent of Landlord in each instance.

            7.10 At Landlord's option, Tenant shall purchase from Landlord all lamps, bulbs, starters, and ballasts used in the Demised Premises. In the event Landlord so elects, Landlord shall install the foregoing and Tenant shall also pay for the installation thereof as Additional Rent without set off or deduction upon rendition of bills therefor.

            7.11 If any taxes or charges are or shall be imposed upon Landlord or its agent in connection with the sale or resale of electrical energy to Tenant, Tenant covenants and agrees that, where permitted by law, Tenant's pro rata share of such taxes or charges shall be passed on to Tenant and paid by Tenant to Landlord upon demand, as Additional Rent, without setoff or deduction.

            7.12 Tenant covenants and agrees that at no time will the connected electrical load for the Demised Premises including installations furnished with current on a "rent inclusion" basis pursuant to this Article 7, exceed the connected load on the commencement of Tenant's regular business at the Demised Premises unless the Fixed Rent has been increased pursuant to this Article to reflect the additional load.

         8. Real Estate Taxes.

            8.01 For the purpose of this Article the following terms shall have the following meanings:

                 (1) "Real Estate Taxes" shall mean the real estate taxes, assessments, sewer rentals, levies, impositions, charges and special assessments, or payments in lieu thereof, imposed on the Real Estate including without limitation, town, village, county and school taxes. If, at any time during the term of this Lease, the methods of taxation prevailing on the Commencement Date shall be altered, modified or changed, in whole or in part, so that in lieu of, or as an addition to, or as a substitute for the whole or any part of the taxes, assessments, levies, impositions, charges, special assessments, or payments in lieu thereof, now levied, assessed or imposed on the Real Estate, there shall be levied, assessed or imposed on the Real Estate any taxes, assessments, levies, impositions, charges or special assessments not now levied, assessed or imposed on the Real Estate including, without limitations:
(i) a tax assessment, levy, imposition or charge wholly or partially as a capital levy or otherwise on the rents received therefrom, (ii) a tax assessment, levy, imposition, or charge measured by, or based in whole or in part, upon the Real Estate and imposed upon Landlord, (iii) a license fee measured by the rents payable by Tenant to Landlord, (iv) an income, gross receipts, capital stock or any other tax levied against Landlord or the Real Estate which otherwise would constitute a Real Estate tax, or (v) any other governmental charges whether federal, state, city, county, or municipal, whether general or special, ordinary or extraordinary, foreseen or unforeseen, levied upon the Real Estate, then all such taxes, assessments, levies, impositions charges or special assessments, or the part thereof so measured or based, shall be deemed to be included within the term Real Estate Taxes for the purposes hereof.

                 (2) "Taxing Authority" shall mean each of the Town of North Hempstead, the County of Nassau, and the Roslyn School District and any other taxing authority which shall impose a Real Estate Tax on the Real Estate.

                 (3) "Tax Year" shall mean the fiscal period for each Real Estate Tax affecting the Real Estate.

                 (4) "Base Tax Year" shall mean the real estate fiscal tax year of the Roslyn School District ending on June 30, 2000, and the real estate fiscal tax year of Nassau County, and the Town of North Hempstead ending on December 31, 1999.

                 (5) "Tenant's Real Estate Tax Base" shall mean the taxes calculated on a per square foot basis for the Base Tax Year after and as a result of any current or tax certiorari proceeding or otherwise.

            8.02 In the event that at any time subsequent to the Commencement Date, Real Estate Taxes levied against the Real Estate shall exceed an amount equal to Tenant's Real Estate Tax Base times the Rentable Floor Area of the Building, Tenant shall pay as Additional Rent Tenant's Proportionate Share of an amount equal to the increase in the dollar amount of Real Estate Taxes levied against the Real Estate by a Taxing Authority for a Tax Year over and above the sum of the Tenant's Real Estate Tax Base times the Rentable Floor Area of the Building.

            8.03 After receipt from a Taxing Authority of tax bills for Real Estate Taxes for any Tax Year falling in whole or in part during the term of this Lease, Landlord shall submit a statement to Tenant indicating the amount, if any, required to be paid by Tenant as Additional Rent pursuant to this Article. Within fifteen (15) days after issuance of the statement, Tenant shall pay such Additional Rent, if any, set forth on such statement. Any payment due for a period of less than a full Tax Year at the commencement or end of the term shall be equitably prorated.

            8.04 If a Tax Year for Real Estate Taxes shall hereafter be fixed at other than the period in use at the execution of this Lease, an appropriate adjustment shall be made in the computation of any Additional Rent due to Landlord or any credit due to Tenant, as the case may be, under this Article, in accordance with sound accounting principals to effectuate the changeover to the new tax year adopted by the taxing authorities. Tenant agrees that it will promptly execute an agreement deemed necessary and appropriate by Landlord to modify this article to accurately reflect and incorporate such changes into the provisions of this Article.

         9. THIS PARAGRAPH INTENTIONALLY LEFT BLANK

        10. THIS PARAGRAPH INTENTIONALLY LEFT BLANK

        11. Services Provided by Landlord.

            11.01 As long as Tenant is not in default under any of the covenants of this Lease, Landlord shall provide: (a) necessary elevator facilities during Regular Business Hours (from 8:00 a.m. to 6:00 p.m. on business days) and have one (1) elevator subject to call at all other times; (b) heat to the Demised Premises when and as required by law, during Regular Business Hours; (c) cleaning in accordance with the provisions of Exhibit F attached hereto; (d)
                                       12
water for ordinary lavatory purposes, but if Tenant uses or consumes water for any other purposes, or in unusually large quantities, Landlord, at Tenant's expense, may install a water meter, and Tenant shall pay for all water consumed.

            11.02 Tenant shall pay Landlord the cost of removal of any unusual or extraordinary amounts of Tenant's refuse and rubbish from the Building.

            11.03 Landlord shall furnish air conditioning/cooling from May 15 through September 30 during Regular Business Hours, and ventilation will be furnished during Regular Business Hours in accordance with the provisions of Exhibit C. Upon at least two (2) business days' notice, Landlord shall provide such services other than during Regular Business Hours, and Tenant shall pay, as Additional Rent, as per Exhibit H.

            11.04 Landlord shall have no liability for failure to supply the services agreed to herein. Landlord reserves the right to stop services of heating, elevators, plumbing, air conditioning, power systems or cleaning or other services, if any, when necessary by reason of accident or for repairs, alterations, replacements, or improvements necessary or desirable in the judgment of Landlord for as long as may be reasonably required by reason thereof or by reason of strikes, accidents, laws, order or regulations or any other reason beyond the control of Landlord.

            11.05 Landlord hereby permits Tenant to use Tenant's Common Parking Spaces to park automobiles on an unreserved basis. Unauthorized parking by other tenants of the Building shall not affect this Lease, and Landlord shall not be responsible to curtail or prevent any unauthorized parking. Landlord may, but shall not be obligated, to undertake reasonable measure, and adopt appropriate rules and regulations to discourage or curtail unauthorized parking. Landlord reserves the right to designate reserved spaces for Tenant's Common Parking Spaces at any time and from time to time. All parking spaces shall be utilized at the sole risk of the user, and Landlord shall not be liable for any injury to person or property or for any loss or damage caused by theft of any vehicle or its contents while parked.

         12. Subordination; Attornment.

            12.01 This Lease is subject and subordinate to all ground or underlying leases (the "superior leases") and to all mortgages (the "superior mortgages") which may now or hereafter affect such leases or the Real Estate and to all renewals, modifications, consolidations, replacements and extensions of any such superior leases and superior mortgages. This clause shall be self-operative and no further instrument of subordination shall be required by any ground or underlying lessee or by any mortgagee, affecting any lease or the Real Estate. In confirmation of such subordination, Tenant shall, at its sole cost and expense, execute promptly any certificate that Landlord may request, and hereby appoints Landlord its attorney-in-fact to execute any such instrument on behalf of Tenant.

            12.02 Tenant agrees without further instruments of attornment in each case to attorn to lessor under any superior lease, or the holder of any superior mortgage, as the case may be, to waive the provisions of any statute or rule or law now or hereafter in effect which may give or propose to give Tenant any right of election to terminate this Lease or to surrender possession of the Demised Premises in the event a superior lease is terminated or a superior mortgage is foreclosed, and that unless and until said lessor, or holder, as the case may be, shall elect to terminate this lease, this Lease shall not be affected in any way whatsoever by any such proceeding or termination, and Tenant shall take no steps to terminate this Lease without giving written notice to said lessor under the superior lease, or holder of a superior mortgage, and a reasonable opportunity to cure (without such lessor or holder being obligated to cure), any default on the part of the Landlord under this Lease.

         13. Tenant's Changes.

            13.01 Tenant may, at any time and from time to time prior to the Commencement Date of this Lease and during the Term of this Lease, at its sole expense, subject to Landlord's prior written approval in each instance, make such alterations, additions, installations, substitutions, improvements, or decorations (hereinafter collectively called "changes" and, as applied to changes provided for in this Article, "Tenant's Changes") in and to the Demised Premises, excluding structural changes, changes affecting the mechanical, plumbing, electric, heating, ventilating, and air conditioning systems and changes resulting in a violation of or which require a change in the Certificate of Occupancy applicable to the Building unless same shall have been specifically authorized by Landlord, on the following terms and conditions: (i) the character or use of the Building shall not be affected; (ii) the structural strength of the Building shall not be weakened or impaired nor, in the opinion of Landlord, shall the value of the Building be lessened; (iii) no part of the Building outside of the Demised Premises shall be physically affected except as to Tenant's Changes specifically authorized by Landlord pursuant to this Lease;
(iv) the proper functioning of any of the utility, plumbing, mechanical, electrical, sanitary and other service systems of the Building shall not be adversely affected; (v) in performing the work involved in making such changes, Tenant shall be bound by and observe all of the conditions and covenants contained in this Article; (vi) before proceeding with such installation, Tenant shall submit to Landlord plans and specifications for the work to be done, for Landlord's approval in writing, and, if such change requires approval by or notice to the lessor of a superior lease, the holder of a superior mortgage, the building department having jurisdiction thereof, or any entity from whom Landlord is required to seek approval, Tenant shall not proceed with the change until such approval has been received, or such notice has been given, as the case may be, and all applicable conditions and provisions of said superior lease, superior mortgage or building department having jurisdiction thereof, with respect to the proposed change or alteration have been met or complied with at Tenant's expense; Landlord, if it approves such change, will request such approval or given such notice, as the case may be; (vii) any change for which approval has been received shall be performed strictly in accordance with the approved plans and specifications, and no amendments or additions or deletions to such plans or specifications shall be made without the prior written consent of Landlord; (viii) Tenant shall not be permitted to install or make part of the Demised Premises any materials, fixtures, or articles which are subject to liens, conditional sales contracts, security agreements, or chattel mortgages;
(ix) before proceeding with such installation, Tenant shall submit to Landlord for its written approval which shall not be unreasonably withheld the identities of the contractors and mechanics Tenant shall use; and (x) Tenant shall comply with all other terms and conditions of this Lease in connection with Tenant's Changes.

            13.02 All  Tenant's  Changes  shall at all times  comply  with laws, orders and regulations of governmental authorities having jurisdiction thereof, and all rules and regulations of Landlord, and Tenant, at its expense, shall obtain all necessary permits, approvals, and certificates required by any governmental or quasi governmental body prior to the commencement and prosecution of Tenant's Changes and for final approval thereof upon completion and shall promptly deliver duplicates thereof to Landlord and shall cause Tenant's Changes to be performed in compliance therewith and with all applicable requirements of insurance carriers, and in good and first-class workmanlike manner, using materials and equipment at least equal in quality and class to the original installations of the Building. Tenant's Changes shall be performed in such manner as not to interfere with the occupancy of any other tenant in the Building nor delay, or impose any additional expense upon Landlord in the construction, maintenance, or operation of the Building, and shall be performed by contractors or mechanics reasonably approved by Landlord. Throughout the performance of Tenant's Changes, Tenant, at its expense, shall carry, and cause Tenant's contractors and subcontractors to carry worker's compensation insurance in statutory limits, and general liability, personal and property damage insurance for any occurrence on, in or about the Building, of which Landlord shall be named, as party insured, in such limits as Landlord may reasonably prescribe (but not less than those specified in Article 16) with insurers reasonably satisfactory to Landlord. Tenant shall furnish Landlord with reasonably satisfactory evidence that such insurance is in effect at or before the commencement of Tenant's Changes and, on request, at reasonable intervals thereafter during the continuance of Tenant's Changes. With respect to any such general liability insurance Tenant shall comply with the requirement of Article 16 hereof. No Tenant's Changes shall involve the removal of any fixtures, equipment or other property in the Demised Premises unless Landlord's prior written consent is first obtained and unless such fixtures, equipment or other property shall be promptly replaced, at Tenant's expense and free of superior title, liens, and claims, with fixtures, equipment, or other property (as the case may be) of like utility and at least equal value (which replaced fixtures, equipment or other property shall thereupon become the property of Landlord), unless Landlord shall otherwise expressly consent in writing.

            13.03 Tenant, at its expense, and with diligence and dispatch, shall procure the cancellation or discharge of all notices of violation arising from or otherwise connected with Tenant's Changes which shall be issued by any Nassau County or Town of North Hempstead agency or any other public authority having or asserting jurisdiction arising from Tenant's specific use. Tenant shall defend, indemnify, and save harmless Landlord against any and all mechanics and other liens in connection with Tenant's Changes, repairs or installations, including, but not limited to, the liens of any conditional sales of, or chattel mortgages upon, any materials, fixtures, or articles so installed in or constituting part of the Demised Premises and against all costs, attorneys' fees, fines, expenses, and liabilities reasonably incurred in connection with any such lien, conditional sale, or chattel mortgage or any action or proceeding brought thereof. Tenant, at its expense, shall procure the satisfaction of all such liens or the discharge by filing the bond required by law within thirty (30) days of the filing of such lien against the Demised Premises or the Building. If Tenant shall fail to cause such lien to be satisfied or discharged as aforesaid within the period aforesaid, then, in addition to any other right or remedy, Landlord may, after ten (10) days' notice to Tenant, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit or by bonding proceedings, and in any such event Landlord shall be entitled, if Landlord so elects, to compel the prosecution of an action for the foreclosure of such lien by the lienor and to pay the amount of the judgment in favor of the lienor with interest, costs and allowances. Any amount so paid by Landlord and all costs and expenses incurred by Landlord in connection therewith, together with interest thereon at the lesser of the maximum permitted by law or two percent (2%) per month or portion thereof from the respective dates of Landlord's making of the payment or incurring the cost and expense shall constitute additional rent payable by Tenant under this Lease and shall be paid by Tenant on demand. If Tenant makes any such payment, it shall not be entitled to any setoff against rent due hereunder.

            13.04 Tenant agrees that it will not at any time prior to or during the Term of this Lease use or permit the use of any contractors, labor, or materials in the Demised Premises, if the use of such contractors, labor, or materials would, in the Landlord's reasonable opinion, create any difficulty with other contractors or labor engaged by Tenant or Landlord or others or would in any way disturb harmonious labor relations in the construction, maintenance, or operation of the Building or any part thereof or any other building owned or operated by Landlord or any affiliate of Landlord.

            13.05 Notwithstanding anything to the contrary contained herein, Tenant shall not make any structural alterations, changes, changes affecting the mechanical, plumbing, electric, heating, ventilating, and air conditioning systems, and changes resulting the violation of or which requires a change in the Certificate of Occupancy applicable to the Building and/or to the Demised Premises without Landlord's prior written approval, which approval can be withheld for any or no reason.

         14. Repairs.

            14.01 Landlord shall maintain and repair the public portions of the Building, both exterior and interior except as otherwise provided herein. Tenant shall, throughout the Term of this Lease, take good care of the Demised Premises and the fixtures and appurtenances therein and at Tenant's sole cost and expense, make all non-structural repairs thereto as and when needed to preserve them in good working order and condition, reasonable wear and tear, obsolescence and damage from the elements, fire, or other casualty excepted.

            14.02  Notwithstanding the foregoing  provisions of Paragraph 14.01, all damage or injury to the Demised Premises or to any other part of the Building, or to its fixtures, equipment and appurtenances, whether requiring structural or non-structural repairs, caused by or resulting from: (i) carelessness, omission, neglect, or improper conduct of Tenant, Tenant's servants, agents, employees, invitees, or licensees, (ii) the performance of work by Tenant necessary to suit the Demised Premises to Tenant's initial occupancy or in connection with Tenant's Changes, (iii) the installation, use or operation of Tenant's property in the Demised Premises, or (iv) the moving of Tenant's property in or out of the Building shall be repaired promptly by Tenant at its sole cost and expense, to the satisfaction of Landlord reasonably exercised. Tenant shall also repair all damage to the Building and the Demised Premises caused by the moving of Tenant's fixtures, furniture or equipment. All of the aforesaid repairs shall be of quality or class equal to the original work or construction. If Tenant fails after ten (10) days' notice to proceed with due diligence to make repairs required to be made by Tenant, the same may be made by the Landlord at the expense of Tenant, and the expenses thereof incurred by Landlord shall be collectible as Additional Rent after rendition of a bill or statement therefor.

            14.03 Tenant shall give Landlord prompt notice of any defective condition in any plumbing, heating system, or electrical lines located in, servicing, or passing through the Demised Premises, and following such notice, Landlord shall remedy the condition with due diligence but at the expense of Tenant if repairs are necessitated by damage or injury attributable to Tenant, Tenant's servants, agents, employees, invitees, or licensees as aforesaid.

            14.04 Except as specifically provided in Article 14 or elsewhere in this Lease, there shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance, or injury to business arising from Landlord, Tenant, or others making or failing to make any repairs, alterations, additions, or improvements in or to any portion of the Building or the Demised Premises or in and to the fixtures, appurtenances, or equipment thereof whether or not Landlord is required or permitted by this Lease or law to perform such work. The provisions of this Article with respect to the making of repairs shall not apply in the case of fire or other casualty which are dealt with in Article 19 hereof. Landlord shall perform the work required to be performed by it under this Article at times reasonably convenient to Tenant except in case of an emergency and otherwise in such manner and to the extent practical as will not unreasonably interfere with Tenant's use of the Demised Premises.

         15. Requirements of Law; Fire Insurance; Floor Loads and Equipment.

            15.01 Prior to the Commencement Date, if Tenant is then in possession, and at all times thereafter, Tenant, at Tenant's sole cost and expense, shall promptly comply with all present and future laws, orders and regulations of all state, federal, municipal, and local governments, departments commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters or any similar body which shall impose any violation, order, or duty upon Tenant with respect to the Demised Premises only if arising out of Tenant's use or manner of use thereof, or with respect to the Building if arising out of Tenant's use or manner of use of the Demised Premises or the Building (including the use permitted under the Lease). Nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has by its manner of use of the Demised Premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto.
Tenant may, after securing Landlord to Landlord's satisfaction against all damages, interest, penalties and expenses, including, but not limited to, reasonable attorneys' fees, by cash deposit or by surety bond in an amount and in a company satisfactory to Landlord, contest and appeal any such laws, ordinances, orders, rules, regulations, or requirements provided same is done with all reasonable promptness and provided such appeal shall not subject Landlord to prosecution for a criminal offense or constitute a default under any or mortgage under which Landlord may be obligated, or cause the Demised Premises or any part thereof to be condemned or vacated.

            15.02 Tenant shall not do or permit any act or thing to be done in or to the Demised Premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire, or other policies of insurance at any time carried by or for the benefit of Landlord with respect to the Demised Premises or the Building, or which shall or might subject Landlord to any liability or responsibility to any person or for property damage, nor shall Tenant keep anything in the Demised Premises except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization or other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the Building, nor use the Demised Premises in a manner which will increase the insurance rate for the Building or any property located therein over that in effect prior to the commencement of Tenant's occupancy. Tenant shall pay all costs, expenses, fines, penalties, or damages, which may be imposed upon Landlord by reason of Tenant, its agents, contractors, employees, invitees, licenses, subtenant, successors or assigns' failure to comply with the provisions of this article and if by reason of such failure the fire insurance rate shall, at the beginning of this Lease or at any time thereafter, be higher than it otherwise would be, then Tenant shall reimburse Landlord, as additional
                                       19
rent hereunder, for that portion of all fire insurance premiums thereafter paid by Landlord which shall have been charged because of any of the foregoing, and shall make such reimbursement upon the first day of the month following such outlay by Landlord. In any action or proceeding wherein Landlord or Tenant are parties a schedule or "make-up" of rate for the Building or Demised Premises issued by the New York Fire Insurance Exchange, or other body making fire insurance rates then applicable to the Demised Premises shall be presumptive evidence of the facts therein stated and of the several items and charges in the fire insurance rate then applicable to said premises.

            15.03 Tenant shall not place a load upon any floor of the Demised Premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient, in Landlord's judgment, to absorb and prevent vibration, noise and annoyance. Tenant shall not move any safe, heavy machinery, heavy equipment, bulky matter, or fixtures into or out of the building without Landlord's prior written consent. If such safe, machinery, equipment, bulky matter or fixtures requires special handling, all work in connection therewith shall comply with all other laws and regulations applicable thereto and shall be done during such hours as Landlord may designate.

            15.04 Tenant will, at Tenant's own cost and expense, install and maintain such equipment and devices that may be required by any governmental authority having jurisdiction for the elimination of offensive noises, odors, or discharge of waste materials in the operation of the business conducted in the Demised Premises. Tenant expressly covenants and agrees that it will conduct its business in the Demised Premises in full compliance with all requirements of law applicable thereto and in such a manner that it shall not make any, or permit to be made on or from the Demised Premises, loud or objectionable noises which may disturb, interfere with, or annoy Landlord or other occupants of the Building or others.

            15.05 If, at any time during the Term of this Lease, Landlord expends any sums for alterations or improvements in the Building which are required to be made pursuant to any law, ordinance of governmental regulation, or any portion of such law, ordinance or governmental regulation, which becomes effective after the date hereof, Tenant shall pay to Landlord, as Additional Rent, the same percentage of such costs as is set forth in the provision of this Lease which requires Tenant to pay increases in real estate taxes, within thirty
(30) days after demand therefor. If, however, the costs of such alteration or improvement is one which is required to be amortized over a period of time pursuant to applicable governmental regulations, Tenant shall pay to Landlord as Additional Rent, during each year in which occurs any part of the leased term, the above-stated percentage of the reasonable annual amortization of the costs of the alteration or improvements made. For the purposes of this Article, the costs of any alteration or improvements made shall be deemed to include the costs of preparing any necessary plans and the fees for filing such plan.

        16. Insurance.

            16.01  Tenant,  at its sole  cost and  expense,  shall  procure  and maintain in full force and effect throughout the Term of this Lease the following insurance: (i) comprehensive general public liability insurance against claims for bodily injury, death and/or property damage occurring upon, in, about or adjacent to the Demised Premises or on, in or about any easement or appurtenances therewith belonging, or any part thereof, including, without limitation, coverage against so-called "occurrences", i.e., an accident, including continuance, or repeated exposure to conditions, which results in bodily injury or property damage neither expected nor intended from the standpoint of the insured, such insurance to afford protection at the limit of not less than $3,000,000 Combined Single Limit applying to Bodily Injury and Property Damage (said Property Damage to include Water Damage Legal Liability coverage; (ii) loss of rental insurance (business interruption insurance) in an amount sufficient to prevent Landlord and Tenant from becoming co-insurers and in any event in an amount not less than 110% of the Fixed Rent then payable hereunder.

            16.02 All insurance policies shall name as the insureds Landlord and Tenant, and upon request of Landlord the holders of any mortgages and the lessors under any ground or underlying leases affecting the Real Estate; shall provide that the policy will not be cancelled or modified without at least thirty (30) days' prior written notice to Landlord; and shall be valid and enforceable policies issued by carriers licensed to do business in the State of New York. Tenant shall deliver to Landlord duplicate original policies of said insurance and proof of full payment of the premiums therefor within ten (10) days after the Commencement Date. At all times during the term of this Lease, Tenant shall deliver to Landlord duplicate original policies of all insurance required hereunder and proof that same have been fully paid for and are in full force and effect. No such policy or policies shall be changed or cancelled by Tenant without at least ten (10) days' prior written notice to each insured. On any default by Tenant in obtaining or delivering any such policy or policies or failure to pay the charges therefor, Landlord in addition to its other rights and remedies may secure or pay the charges for any such policy or policies, and Tenant shall pay to Landlord as Additional Rent all sums expensed by Landlord therefor.

            16.03 Whether the loss or damage is due to the negligence of either Landlord or Tenant, their agents or employees, or any other cause, Landlord and Tenant do each herewith and hereby release and relieve the other, their agents or employees, from responsibility for, and waive their entire claim of recovery for (i) any loss or damage to the real or personal property of either located anywhere in the Building, including the Building itself, arising out of or incident to the occurrence of any of the perils which may be covered by their respective fire insurance policies, with extended coverage endorsements, or (ii) loss resulting from business interruption at the Demised Premises or loss of rental income from the Building, arising out of or incident to the occurrence of any of the perils which may be covered by the business interruption insurance policy and by the loss of rental income insurance policy held by Landlord or Tenant. Notwithstanding the foregoing, no such release shall be effective unless the aforesaid insurance policy or policies shall expressly permit such release or contain a waiver of the carrier's right to be subrogated.

        17. Indemnity.

            17.01 Tenant shall defend and indemnify Landlord and save it harmless from and against any and all liability, damages, costs, or expenses, including attorneys' fees, arising from any act, omission, or negligence of Tenant or its officers, contractors, licensees, agents, servants, employees, guests, invitees, or visitors in or about the Building or Demised Premises or arising from any accident, injury, or damage to any person or property, occurring in or about the Building or Demised Premises as a result of any act, omission, or negligence of Tenant, or its officers, contractors, licensees, agents, servants, employees, guests, or visitors, or arising from any breach or default under this Lease by Tenant, its officers, agents, or employees. Tenant's liability under this Lease extends to the acts and omissions of any subtenant, and any agent, contractor, employee, invitee, or licensee of any subtenant. In case any action or proceeding is brought against Landlord by reason of any such claim, Tenant, upon written notice from Landlord, will, at Tenant's expense, resist or defend such action or proceeding by counsel approved by Landlord in writing, such approval not to be unreasonably withheld. The foregoing provisions shall not be construed to make Tenant responsible for loss, damage, liability, or expense resulting from injuries to third parties caused by the negligence of Landlord or its partners, contractors, licensees, agents, employees, servants, visitors, guests or invitees, provided, however, that in no event shall Landlord be liable to Tenant, and Tenant hereby waives any claim against Landlord either directly or derivatively, for any damage to the Demised Premises or for any loss, damage or injury to any property of Tenant therein or thereon occasioned by bursting, rupture, leakage or overflow of any plumbing or other pipes (including, without limitation, water, drainage and/or refrigerant lines), sprinklers, tanks, drains, drinking fountains, washstands, or other similar causes in, above, upon, or about the Demised Premises or the Building unless caused by the negligence of Landlord or its partners, contractors, servants, guests, visitors, licensees, agents, employees, or invitees. Tenant, however, agrees to insure its property against such perils.

        18. Property Loss; Damage; Reimbursement.

            18.01 Landlord or its agents shall not be liable for, and Tenant shall hold Landlord harmless from, any damage to property of Tenant or of others entrusted to employees of the Building, loss of or damage to any property of Tenant by theft or otherwise, any injury or damage to persons or property resulting from any cause of whatsoever nature, nor shall Landlord or its agents be liable for any such damage caused by other tenants or persons in, upon or about the Building or caused by operations in construction of any private, public or quasi public work. If at any time any windows of the Demised Premises are temporarily closed, darkened, or bricked up (or permanently closed, darkened, or bricked up, if required by law) for any reason whatsoever including, but not limited to, Landlord's own acts, Landlord shall not be liable for any damage Tenant may sustain thereby, and Tenant shall not be entitled to any compensation therefor nor abatement or diminution of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction.

        19. Destruction, Fire, and Other Casualty.

            19.01 If the Demised Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Landlord and this Lease shall continue in full force and effect as hereinafter set forth. If the Demised Premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by and at the expense of Landlord and the rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty according to the part of the Demised Premises which is usable. If the Demised Premises are totally damaged or rendered wholly unusable by fire or other casualty not attributable to the fault, negligence or misuse of the Demised Premises by the Tenant, its agents or employees under the provisions of this Lease, then the rent shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the Demised Premises shall have been repaired and restored by Landlord, subject to Landlord's right to elect not to restore the same hereinafter provided.

            19.02 If the Demised Premises are rendered wholly unusable or (whether or not the Demised Premises are damaged in whole or in part) if the
Building shall be so damaged that Landlord shall decide to demolish it or to rebuild it, then, in any of such events, Landlord may elect to terminate this Lease by written notice to Tenant given within ninety (90) days after such fire or casualty specifying a date for the expiration of the Lease, which date shall not be more than sixty (60) days after the giving of such notice and upon the date specified in such notice the term of this Lease shall expire as fully and completely as if such date were the date set forth above for the termination of this Lease and Tenant shall forthwith quit, surrender and vacate the Demised Premises without prejudice however to Landlord's rights and remedies against Tenant under the Lease provisions in effect prior to such termination, and any
                                       23
rent owing shall be paid up to such date and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Landlord shall serve a termination notice as provided for herein, Landlord shall make the repairs and restorations under the conditions of this Article, with all reasonable expedition subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Landlord's control. After any such casualty, Tenant shall cooperate with Landlord's restoration by removing from the Demised Premises as promptly as reasonably possible, all of Tenant's salvageable inventory and movable equipment, furniture, and other property. Tenant's liability for rent shall resume five (5) days after written notice from Landlord that the Demised Premises are substantially ready for Tenant's occupancy.

            19.03 Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty. Notwithstanding the foregoing, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent permitted by law, Landlord and Tenant each hereby releases and waives all right of recovery against the other or any one claiming through or under each of them by way of subrogation or otherwise. The foregoing release and waiver shall be in force only if both releasors' insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance and also, provided that such a policy can be obtained without additional premiums. Tenant acknowledges that Landlord will not carry insurance on Tenant's furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant and agrees that Landlord will not be obligated to repair any damage thereto or replace the same.

            19.04 No damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Demised Premises or of the Building pursuant to this Article. Landlord shall use its best efforts to effect such repair or restoration promptly and in such manner as not reasonably to interfere with Tenant's use and occupancy.

            19.05 The provisions of this Article shall be considered an express agreement governing any case of damage or destruction of the Demised Premises by fire or other casualty, and Section 227 of the Real Property Law of the State of New York, providing for such a contingency in the absence of an express agreement, and any other law of like import, now or hereafter in force, shall have no application in such case.

            19.06 Notwithstanding any of the foregoing provisions of this Article, if Landlord or the lessor of any superior lease or the holder of any superior mortgage shall be unable to collect all of the insurance proceeds (including rent insurance proceeds) applicable to damage or destruction of the

Demised Premises or the Building by fire or other cause, by reason of some action or inaction on the part of Tenant or any of its employees, then, without prejudice to any other remedies which may be available against Tenant the abatement of Tenant's rents provided for in this Article shall not be effective to the extent of the uncollected insurance proceeds.

        20. Eminent Domain.

            20.01 If the whole of the Building or the Demised Premises or the Real Estate shall be taken by condemnation or in any other manner for any public or quasi-public use or purpose, this Lease and the Term and estate hereby granted shall terminate as of the date of vesting of title on such taking (herein called "Date of the Taking"), and the Fixed Rent and Additional Rent shall be prorated and adjusted as of such date.

            20.02 If any part of the Building, the Demised Premises or the Real Estate shall be taken, this Lease shall be unaffected by such taking, except that (a) Landlord may, at its option, terminate this Lease by giving Tenant notice to that effect within thirty (30) days after the Date of the Taking and
(b) if twenty-five percent (25%) or more of the Demised Premises shall be so taken and the remaining area of the Demised Premises shall not be reasonably sufficient for Tenant to continue feasible operation of its business, Tenant may terminate this Lease by giving Landlord notice to that effect within thirty (30) days after the Date of the Taking. This Lease shall terminate on the date that such notice from Landlord or Tenant to the other is given and shall be prorated and adjusted as of such termination date. Upon such partial taking and this Lease continuing in force as to any part of the Demised Premises, the Fixed Rent and Additional Rent shall be adjusted according to the Rentable Floor Area of the Building remaining.

            20.03 Landlord shall be entitled to receive the entire award or payment in connection with any taking without deduction therefrom for any estate vested in Tenant by this Lease and Tenant shall receive no part of such award except as hereinafter expressly provided in this Article. Tenant hereby expressly assigns to Landlord all of its right, title and interest in and to every such award or payment.

            20.04 If the temporary use or occupancy of all or any part of the Demised Premises shall be taken by condemnation or in any other manner for any public or quasi-public use or purpose during the Term of this Lease, Tenant shall be entitled, except as hereinafter set forth, to receive that portion of the award or payment for such taking which represents compensation for the use and occupancy of the Demised Premises, for the taking of Tenant's leasehold improvements, and Landlord shall be entitled to receive that portion which represents reimbursement for the cost of restoration of the Demised Premises. This Lease shall be and remain unaffected by such taking and Tenant shall continue to be responsible for all of its obligations hereunder insofar as such obligations are not affected by such taking and shall continue to pay in full
                                       25
the Fixed Rent and Additional Rent when due. If the period of temporary use or occupancy shall extend beyond the expiration date of this Lease, that part of the award which represents compensation for the use and occupancy of the Demised Premises (or a part thereof) shall be divided between Landlord and Tenant so that Tenant shall receive so much thereof as represents the period up to and including such expiration date and Landlord shall receive so much thereof as represents the period after such expiration date. All monies paid as, or as part of, and award for temporary use and occupancy for a period beyond the date to which the Fixed Rent and Additional Rent have been paid shall be received, held and applied by Landlord as a trust fund for payment for the Fixed Rent and Additional Rent becoming due hereunder.

            20.05 In the event of any taking of less than the whole of the Demised Premises and/or Building and/or Real Estate which does not result in termination of this Lease, or in the event of a taking for a temporary use or occupancy of all or any part of the Demised Premises which does not result in a termination of this Lease, Landlord, at its expense, shall proceed with reasonable diligence to repair the remaining parts of the Building and the Demised Premises (other than those parts of the Demised Premises which are Tenant's Property) to substantially their former condition to the extent that the same may be feasible (subject to reasonable changes which Landlord shall deem desirable) and so as to constitute a complete and Tenantable Building and Demised Premises, provided that Landlord's liability under this Paragraph and Article shall be limited to the amount received by Landlord as an award out of such taking.

        21. Assignment and Subletting.

            21.01 Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors, and assigns, expressly covenants that it shall not assign, mortgage, or encumber this agreement, nor underlet, or suffer or permit the Demised Premises or any part thereof to be used by others without the prior written consent of Landlord in each instance. In the event Tenant is a corporation, any transfer or assignment of the shares of stock of the corporate Tenant shall be deemed an assignment of this agreement and shall not be accomplished without the prior written consent of Landlord in each instance. Upon any such assignment or transfer without Landlords' prior written consent, Tenant shall be deemed in default of this Lease, and Landlord shall be entitled to its full rights and remedies hereunder, including, but not limited to, the termination of this Lease by Landlord. If this Lease is assigned or if the Demised Premises or any part thereof be underlet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, under-tenant, or occupant and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, acceptance of the assignee, under-tenant, or occupant as tenant, shall operate as a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Landlord to an assignment or underletting shall not in any way be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or underletting.

            21.02 If Tenant at any time during the Term hereof shall desire to assign this Lease or to sublet all or part of the Demised Premises by an assignment or sublease, Tenant shall give notice thereof to Landlord. If Tenant desires to assign the Lease, the notice shall be deemed an offer to assign the Lease to Landlord or a designee of Landlord upon the terms and conditions specified in Tenant's notice (provided that the effective date of the assignment shall not be earlier than thirty (30) days after the date of the giving of the notice). If Tenant desires to sublet the entire Demised Premises, the notice shall be deemed an offer to sublet the entire Demised Premises to Landlord or a designee of Landlord at the current rent payable hereunder and for the term specified in Tenant's notice (provided that the commencement of the proposed sublease shall not be earlier than thirty (30) days after the date of the giving of the notice) and upon such other terms and conditions as shall be provided in Tenant's notice or in this Article. Landlord (or Landlord's designee) may, at Landlord's option: (i) accept Tenant's offer to assign this Lease or sublet the Demised Premises or the applicable portion thereof to Landlord upon the terms and conditions of Tenant's notice except as otherwise herein provided; or (ii)
                                       27
in the case of an offer of assignment, terminate this Lease; or (iii) in the case of an offer to sublease the Demised Premises, terminate the Lease. Said options may be exercised by Landlord by notice to Tenant at any time within thirty (30) days after such notice has been given by Tenant to Landlord, and during such thirty (30) day period Tenant shall not assign this Lease or sublet such space to any person.

            21.03 If Landlord exercises its option to terminate this Lease in the case where Tenant desires either to assign this Lease or sublet all of the Demised Premises, then this Lease shall end and expire on the date that such assignment or sublet was to be effective or commence as the case may be, and the Fixed Rent and Additional Rent shall be paid and apportioned to such date.

            21.04 If Landlord exercises its option to sublet the Demised Premises, such sublease to Landlord or its designee (as subtenant) shall be at the lower of (i) the rental rate per rentable square foot of Fixed Rent and Additional Rent then payable pursuant to this Lease or (ii) the rentals set forth in the proposed sublease, and shall be for the same term as that of the proposed subletting, and:

            (a) The sublease shall be expressly subject to all of the covenants, agreements, terms, provisions, and conditions of this Lease except such as are irrelevant or inapplicable, and except as otherwise expressly set forth to the contrary in this Article;

            (b) Such sublease shall be upon the same terms and conditions as those contained in the proposed sublease, except such as are irrelevant or inapplicable and except as otherwise expressly set forth to the contrary in this Article;

            (c) Such sublease shall give the sublessee the unqualified and unrestricted right, without Tenant's permission, to assign such sublease or any interest therein and/or to sublet the space covered by such sublease or any part or parts of such space and to make any and all changes, alterations, and improvements in the space covered by such sublease;

            (d) Such sublease shall provide that any assignee or further subtenant of Landlord or its designee may, at the election of Landlord or its designee, be permitted to make alterations, decorations, and installations in such space or any part thereof and shall also provide in substance that any such alterations, decorations, and installations in such space may be removed, in whole or in part, by such assignee or subtenant, at its option, prior to or upon the expiration or other termination of such sublease provided that such assignee or subtenant, at its expense, shall repair any damage and injury to such space so sublet caused by such removal; and

            (e) Such sublease shall also provide that: (i) the parties to such sublease expressly negate any intention that any estate created under such sublease be merged with any other estate held by either of said parties; (ii) any assignment or subletting by Landlord or its designee (as the subtenant) may be for any purpose or purposes that Landlord, in Landlord's uncontrolled discretion, shall deem suitable or appropriate; (iii) Tenant, at Tenant's expense, shall and will at all times provide and permit reasonably appropriate means of ingress to and egress from such space so sublet by Tenant to Landlord or its designee; (iv) Landlord or its designee, at Tenant's expense, may make such alterations as may be required or deemed necessary by Landlord to physically separate the subleased space from the balance of the Demised Premises and to comply with any laws and requirements of public authorities relating to such separation; and (v) that at the expiration of the term of such sublease, Tenant will accept the space covered by such sublease in its then existing condition, subject to the obligations of the subtenant to make such repairs thereto as may be necessary to preserve the premises demised by such sublease in good order and condition.

            21.05 In the event Landlord does not exercise its options as provided above to so sublet the Demised Premises or terminate this Lease in whole or in part and providing that Tenant is not in default of any of Tenant's obligations under this lease, Landlord's consent (which must be in writing and in form satisfactory to Landlord) to the proposed assignment or sublease shall not be unreasonably withheld, provided and upon condition that:

            (a) Tenant  shall have  complied  with the  provisions  of Paragraph
21.02 and Landlord shall not have exercised any of its options under said paragraph within the time permitted therefor;

            (b) In Landlord's judgment the proposed assignee or subtenant is engaged in a business and the Demised Premises will be used in a manner which
(i) is in keeping with the then standards of the Building, (ii) is limited to the Permitted Use, and (iii) will not violate any negative covenant as to use contained in any other lease of space in the Building;

            (c) The proposed assignee or subtenant is a reputable person of good character and with sufficient financial worth considering the responsibility involved, and Landlord has been furnished with reasonable proof thereof;

            (d) Neither (i) the proposed assignee or subtenant nor (ii) any person which, directly or indirectly controls, is controlled by, or is under common control with, the proposed assignee or subtenant or any person who controls the proposed assignee or subtenant, is then an occupant of any part of the Building or any other building in Nassau County owned or operated under a ground or underlying lease by Landlord or any person which, directly or indirectly, controls, is controlled by, or is under common control with Landlord or any person who controls Landlord;

            (e) The proposed assignee or subtenant is not a person with whom Landlord is then negotiating to lease space in the Building;

            (f) The form of the proposed lease shall be in form satisfactory to Landlord and shall comply with the applicable provisions of this Article;

            (g) There shall not be more than one (1) subtenant of the Demised Premises;

            (h) The amount of the aggregate rent to be paid by the proposed subtenant is not less than the then current market rent per rentable square foot for the Demised Premises as though the demised premises were vacant, and the rental and other terms and conditions of the sublease are the same as those contained in the proposed sublease furnished to Landlord pursuant to Paragraph
21.02 above;

            (i) Tenant shall reimburse Landlord on demand for any costs that may be incurred by Landlord in connection with said assignment or sublease, including, without limitation, the costs of making investigations as the acceptability of the proposed assignee or subtenant, and legal costs incurred in connection with the granting of any requested consent; and

            (j) Tenant shall not have (i) advertised or publicized in any way the availability of the Demised Premises without prior notice or approval by Landlord, nor shall any advertisements state the name (as distinguished from the address) of the Building or the proposed rental, (ii) listed the Demised Premises for subletting, whether through a broker, agent, representative, or otherwise at a rental rate less than the greater of (1) the Fixed Rent and Additional Rent then payable hereunder for such space, or (2) the Fixed Rent and Additional Rent at which Landlord is then offering to lease other space in the Building.

            21.06 Except for any subletting by Tenant to Landlord or its designee pursuant to the provisions of this Article, each subletting pursuant to this Article shall be subject to all of the covenants, agreements, terms, provisions, and conditions contained in this Lease. Notwithstanding any such subletting to Landlord or any such subletting or assignment to any other subtenant or assignee and/or acceptance of fixed rent or additional rent by Landlord from any subtenant, or assignee, Tenant shall and will remain fully liable for the payment of the Fixed Rent and Additional Rent due and to become due hereunder and for the performance of all the covenants, agreements, terms, provisions and conditions contained in this Lease on the part of Tenant to be performed and all acts and omissions of any licensee or subtenant or anyone claiming under or through any subtenant which shall be in violation of any of the obligations of this Lease, and any such violation shall be deemed to be a violation by Tenant. Tenant further agrees that notwithstanding any such subletting, no other and further subletting of the Demised Premises by Tenant or any person claiming through or under Tenant (except as provided above) shall or will be made except upon compliance with and subject to the provisions of this Article. If Landlord shall decline to give its consent to any proposed assignment or sublease, or if Landlord shall exercise any of its options set forth above, Tenant shall indemnify, defend and hold harmless Landlord against and from any and all loss, liability, damages, costs and expenses (including reasonable counsel fees) resulting from any claims that may be made against Landlord by the proposed assignee or sublessee or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease.

            21.07 In the event that (a) Landlord fails to exercise any of its options above and consents to a proposed assignment or sublease, and (b) Tenant fails to execute and deliver the assignment or sublease to which Landlord consented within thirty (30) days after the giving of such consent, then, Tenant shall again comply with all of the provisions and conditions of Paragraph 21.02 above before assigning this Lease or subletting all of the Demised Premises.

            21.08 With respect to each and every sublease or subletting authorized by Landlord under the provisions of this Lease, it is further agreed:

            (a) No subletting shall be for a term ending later than fifteen (15) days prior to the expiration date of this Lease.

            (b) No assignment or sublease shall be valid, and no assignee or subtenant shall take possession of the Demised Premises or any part thereof, until an executed counterpart of such assignment or sublease has been delivered to Landlord.
                                       31

            (c) Each sublease shall provide that it is subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and that in the event of termination, re-entry or dispossess by Landlord under this Lease Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such subtenant shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not: (i) be liable for any previous act or omission of Tenant under such sublease; (ii) be subject to any offset, not expressly provided in such sublease, which theretofore accrued to such subtenant against Tenant; or (iii) be bound by any previous modification of such sublease or by any previous prepayment of more than one (1) month's rent.

            (d) In the case of an assignment, the assignee shall deliver to Landlord an agreement, in form and substance satisfactory to Landlord, wherein the assignee agrees to assume and be bound by each and every covenant, agreement, term, provision, and condition of this Lease on the part of the tenant hereunder to be kept and performed.

            21.09 If the Landlord shall give its consent to any assignment of this Lease or to any sublease, Tenant shall in consideration therefor, pay to Landlord, as Additional Rent:

            (a) In the case of an assignment, an amount equal to all sums and other consideration paid to Tenant by the assignee for or by reason of such assignment (including, but not limited to, sums paid for the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture, furnishings, or other personal property less, in the case of a sale thereof, the then net unamortized or undepreciated cost thereof determined on the basis of Tenant's federal income tax returns); and

            (b) In the case of a sublease, any rents, additional charge or other consideration payable under the sublease to Tenant by the subtenant which is in excess of the Fixed Rent and Additional Rent accruing during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant hereunder) pursuant to the terms hereof (including, but not limited to, sums paid for the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture, or other personal property less, in the case of the sale thereof, the then net unamortized or undepreciated cost thereof determined on the basis of Tenant's federal income tax returns). The sums payable under this subparagraph shall be paid to Landlord as and when paid by the subtenant to Tenant.
                                       32

            21.10 In the event Landlord shall withhold its consent to any proposed assignment or subletting by Tenant, Tenant's sole and exclusive remedy and recourse shall be an action for specific performance against Landlord attempting to compel the granting of consent. Landlord shall not be liable to Tenant or anyone else for any damages of any nature or description.

        22. Access to Premises.

            22.01 Landlord or Landlord's agent shall have the right (but shall not be obligated) to enter the Demised Premises in any emergency at any time, and, at other reasonable times, to examine the same and to make such repairs, replacements and improvements as Landlord may deem necessary and reasonably desirable to the Demised Premises or to any other portion of the Building or which Landlord may elect to perform following Tenant's failure to make repairs or perform any work which Tenant is obligated to perform under this Lease, or for the purpose of complying with laws, regulations and other directions of governmental authorities. Tenant shall permit Landlord to use and maintain and replace pipes and conduits in and through the Demised Premises or through the walls, columns, and ceilings therein, and to erect new pipes and conduits therein. Landlord may, during the progress of any work in the Demised Premises, take all necessary materials and equipment into said premises without the same constituting an eviction nor shall the Tenant be entitled to an abatement of rent while such work is in progress nor to any damages by reason of loss or interruption of business or otherwise. Landlord shall use reasonable efforts so as to not unreasonably interfere with Tenant's use of the Demised Premises while performing work pursuant to this Article.

            22.02 Throughout the Term hereof, Landlord shall have the right to enter the Demised Premises at reasonable hours for the purpose of showing the same to prospective tenants or mortgagees of the Building and during the last six (6) months of the term for the purpose of showing the same to prospective tenants and may, during said six (6) month period, place upon the Demised Premises the usual notices "To Let" and "For Sale" which notices Tenant shall permit to remain thereon without molestation.

            22.03 If Tenant is not present to open and permit an entry into the Demised Premises, Landlord or Landlord's agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly and provided reasonable care is exercised to safeguard Tenant's property and such entry shall not render Landlord or its agents liable therefor, nor in any event shall the obligations of Tenant hereunder be affected. If during the last month of the
                                       33
term Tenant shall have removed all or substantially all of Tenant's property therefrom, Landlord may immediately enter, alter, renovate or redecorate the Demised Premises without limitation or abatement of rent, or incurring liability to Tenant for any compensation and such act shall have no effect on this lease or Tenant's obligations hereunder.

            22.04 Landlord shall have the right at any time, without the same constituting an eviction and without incurring liability to Tenant therefor to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets, or other public part of the Building, fixtures, or equipment and to change the name, number, or designation by which the Building may be known.

        23. Bankruptcy.

            23.01 Anything elsewhere in this Lease to the contrary notwithstanding, this Lease may be cancelled by Landlord by the sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (i) the commencement of a case in bankruptcy or under the laws of any state naming Tenant as the debtor; (ii) the making by Tenant of an assignment or any other arrangement for the benefit of creditors under any state statute; (iii) Tenant shall seek or consent or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant on all or any substantial part of its properties; (iv) a permanent or temporary receiver of Tenant or of, or for, the property of Tenant shall be appointed; or (v) Tenant shall plead bankruptcy as a defense. Notwithstanding the foregoing, if any such event occurs without the acquiescence of Tenant, Landlord shall not terminate this Lease unless such event continues for sixty (60) days at which time Landlord may give Tenant a notice of intention to end the Term at the expiration of five (5) days from the service of such notice of intention, and upon the expiration of said five (5) day period, this Lease and the Term and estate hereby granted shall terminate. After termination of this Lease pursuant to this Article, neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall be entitled to possession of the Demised Premises but shall forthwith quit and surrender premises. If this Lease shall be assigned in accordance with its terms, the provisions of this Article 23 shall be applicable only to the party then owing Tenant's interest in this Lease.

            23.02 It is stipulated and agreed that in the event of termination of this Lease pursuant to Paragraph 23.01 hereof, Landlord shall forthwith, notwithstanding any other provisions of this Lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the rent, reserved hereunder for the unexpired portion of the

Term and the fair and reasonable rental value of the Demised Premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the Demised Premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the Demised Premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of four percent (4%) per annum. If such premises or any part thereof be let by the Landlord for the unexpired term of this Lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such re-letting shall be deemed to be the fair and reasonable rental value for the part or the whole of the premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of Landlord to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

            23.03 If pursuant to the Bankruptcy Code, Tenant is permitted to assign this Lease in disregard of the restrictions contained herein, Tenant agrees that adequate assurance of future performance by the assignee permitted under such Code shall mean the deposit of cash security with Landlord in an amount equal to the sum of one (1) year's Fixed Rent then reserved hereunder plus an amount equal to all Additional Rent payable under the provisions of this Lease for the calendar year preceding the year in which such assignment is extended to become effective, which deposit shall be held by Landlord, without interest, for the balance of the term as security for the full and faithful performance of all of the obligations under this Lease on the part of Tenant yet to be performed. If Tenant receives or is to receive any valuable consideration for such assignment of this Lease, such consideration, including, but not limited to, any portion of such consideration paid for the purchase of Tenant's property in the Demised Premises after deducting therefrom the brokerage commissions, if any, and any other expenses reasonably incurred by Tenant for such assignment, shall be and become the sole and exclusive property of the Landlord and shall be paid over to the Landlord directly by such assignee. In addition, adequate assurance shall mean that any such assignee of this Lease shall have a net worth, exclusive of good will, equal to at least fifteen (15) times the aggregate of the Fixed Rent reserved hereunder plus all Additional Rent for the preceding calendar year as aforesaid.

            23.04 If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, 11 U.S.C. Sec. 101 et seq. (the "Bankruptcy Code") any and all monies or other considerations payable or otherwise shall be and remain the exclusive property of the Landlord and shall not constitute property of the Tenant or of the estate of the Tenant within the meaning of the Bankruptcy Code. Any and all monies or other considerations constituting Tenant's property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of the Landlord and be promptly paid or delivered to the Landlord.

            23.05 Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated as rent, shall constitute rent for the purpose of
Section 502(b)(7) of the Bankruptcy Code, 11 U.S.C. Sec. 502(b)(7).

            23.06 Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code, 11 U.S.C. Sec. 101 et seq. shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall upon demand execute and deliver to the Landlord an instrument confirming such assumption.

        24. Default.

            24.01 If Tenant defaults in fulfilling any of the covenants of this Lease other than the covenants for the payment of Fixed Rent or Additional Rent; or if the Demised Premises become deserted; or if the Demised Premises are damaged by reason of negligence or carelessness of Tenant, its agents, employees or invitees; or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the Demised Premises shall be taken or occupied by someone other than Tenant; or if Tenant shall make default with respect to any other lease between Landlord and Tenant; or if Tenant shall fail to take possession of the Demised Premises within fifteen (15) days after the commencement of the Term, of which fact Landlord shall be the sole judge; then, in any one or more of such events, upon Landlord serving a written five (5) days' notice upon Tenant specifying the nature of said default and upon the expiration of said five (5) days, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said five (5) day period if Tenant shall not have diligently commenced curing such default within such five (5) day period, and shall not thereafter with reasonable diligence and in good faith proceed to remedy or cure such default and the continuance of which will not subject Landlord to criminal penalties or termination of a superior lease or foreclosure of a superior mortgage, then Landlord may serve a written five (5) day notice of cancellation of this Lease upon Tenant, and upon the expiration of said five (5) day period, this Lease and the Term thereof shall end and expire as fully and completely as if the expiration of such five (5) day period were the date herein definitely fixed for the end and expiration of this Lease and the Term thereof, and Tenant shall then quit and surrender the Demised Premises to Landlord, but Tenant shall remain liable as hereinafter provided.

            24.02 If the Tenant defaults in fulfilling the covenants for the payment of Fixed Rent or Additional Rent as provided for in Article 3 and such failure continues for a period of five (5) days after notice thereof by Landlord to Tenant, then Landlord may serve a written five (5) day notice of cancellation of this Lease upon Tenant, and upon the expiration of said five (5) days, this Lease and the Term thereof shall end and expire as fully and completely as if the expiration of such five (5) day period were the day herein definitely fixed for the end and expiration of this Lease and the Term thereof, and Tenant shall then quit and surrender the Demised Premises to Landlord, but Tenant shall remain liable as hereinafter provided.

            24.03 If the notice provided for in this Article hereof shall have been given and the Term shall expire as aforesaid; or if Tenant shall make default in the payment of the Fixed Rent reserved herein or any item of

Additional Rent herein mentioned or any part of either or in making any other payment herein required; then and in any of such events Landlord may without notice, re-enter the Demised Premises either by force or otherwise, and dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of the Demised Premises and remove their effects and hold the Demised Premises as if this Lease had not been made, and Tenant for itself and on behalf of any and all persons claiming through and under Tenant hereby waives all right under or by reason of any present or future law the service of notice of intention to re-enter or to institute legal proceedings to that end including, without limitation, the thirty (30) day notice which he would be entitled to as a holdover after the expiration of the Term of this Lease. If Tenant shall make default hereunder prior to the date fixed as the commencement of any renewal or extension of this Lease, Landlord may cancel and terminate such renewal or extension agreement by written notice.

        25. Remedies of Landlord and Waiver of Redemption.

            25.01 In case of any such default, re-entry, expiration and/or dispossess by summary proceedings or otherwise: (a) the rent shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration, together with such expenses as Landlord may incur for legal expenses, attorneys' fees, brokerage and/or putting the Demised Premises in good order, or for preparing the same for re-rental; (b) Landlord may re-let the Demised Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms, which may at Landlord's option be less than or exceed the period which would otherwise have constituted the balance of the term of this Lease and may grant concessions or free rent or charge a higher rental than that in this Lease; and/or (c) Tenant or the legal representatives of Tenant shall also pay Landlord as liquidated damages for the failure of Tenant to observe and perform said Tenant's covenants herein contained, any deficiency between the rent, including Fixed Rent and Additional Rent, hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected on account of the lease or leases of the Demised Premises for each month of the period which would otherwise have constituted the balance of the term of this Lease.

            25.02 The failure of Landlord to re-let the Demised Premises or any part or parts thereof shall not release or affect Tenant's liability for damages. In computing such liquidated damages there shall be added to the said deficiency such reasonable expenses as Landlord may incur in connection with re-letting, such as reasonable legal expenses, attorney's fees, brokerage, advertising and for keeping the Demised Premises in good order or for preparing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent date specified in this Lease and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Landlord to collect the deficiency for any subsequent month by a similar proceeding. Landlord, in putting the Demised Premises in good order or preparing the same for re-rental may, at Landlord's option, make such alterations, repairs, replacements, and/or decorations in the Demised Premises as Landlord, in Landlord's reasonable judgment, considers advisable and necessary for the purpose of re-letting the Demised Premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatsoever for failure to re-let the Demised Premises, or in the event that the Demised Premises are re-let, for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rent collecting over the sums payable by Tenant to Landlord hereunder, but Landlord shall use best efforts to relet.

            25.03 In the event of a breach or by Tenant of any of the covenants or provisions hereof, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this lease of any particular remedy, shall not preclude Landlord from any other remedy, in law or in equity or by statute or otherwise.

            25.04 Tenant hereby expressly waives any and all rights of re-entry or redemption or possession granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the Demised Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease, or otherwise.

        26. Fees and Expenses.

            26.01 If Tenant shall default in the observance or performance of any term or covenant on Tenant's part to be observed or performed under or by virtue of any of the terms or provisions in any article of this Lease, then, unless otherwise provided elsewhere in this Lease, Landlord may immediately or at any time thereafter, on ten (10) days' notice, except in an emergency where no notice is required, perform the obligation of Tenant thereunder, and if Landlord, in connection therewith or in connection with any default by Tenant in the covenant to pay rent, including Fixed Rent and Additional Rent, hereunder, makes any expenditures or incurs any obligations for the payment of money, including, but not limited to, attorneys' fees, in instituting, prosecuting, or defending any action or proceeding, such sums so paid or obligations incurred with interest and costs shall be deemed to be Additional Rent hereunder and shall be paid by Tenant to Landlord within five (5) days of rendition of any bill or statement to Tenant therefor, and if Tenant's Lease Term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Landlord as damages.

        27. Nonrecourse.

            27.01 Tenant shall look solely to the estate and interest of Landlord, its successors and assigns in the land and Building of which the Demised Premises form a part for the collection of a judgment or other judicial process requiring the payment of damages or money by Landlord or in the event of any default by Landlord hereunder and no other property or assets of Landlord (or, if Landlord is a partnership, of any partner of Landlord) shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under and with respect to either this Lease, the relationship of Landlord and Tenant hereunder or Tenant's use and occupancy of the Demised Premises.

        28. No Representations by Landlord; Possession of Premises; Agreement in Writing.

            28.01 Tenant expressly acknowledges and agrees that neither Landlord nor Landlord's agents have made any representations, warranties, or promises with respect to the physical condition of the Building, the land upon which it is erected, or the Demised Premises, the rents, leases, expenses of operation, or any other matter or thing affecting or related to the Demised Premises except as herein expressly set forth and no rights, easements, or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this Lease.

            28.02 All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Landlord and Tenant and any executory agreement hereafter made shall be ineffective to change, modify, discharge, or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge, or abandonment is sought.

        29. End of Term.

            29.01 Upon the expiration or other termination of the Term, Tenant shall quit and surrender to Landlord the Demised Premises, broom clean, in good order and condition, ordinary wear excepted, and Tenant shall remove all its property. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this Lease. If the last day of the Term of this Lease or any renewal thereof, falls on Sunday, this Lease shall expire at noon on the preceding Saturday unless it be a legal holiday, in which case it shall expire at noon on the preceding business day.

            29.02 All fixtures, partitions, railings, excluding workstations installed in the Demised Premises either by Tenant or Landlord shall, upon installation, become the property of Landlord and shall not be removed from the Demised Premises, or at Landlord's option and direction, all or designated fixtures, partitions, railings, and like installations shall be removed by Tenant at Tenant's sole cost and expense, and Tenant shall repair and restore the Demised Premises to the condition existing prior to the installation of any such fixtures, etc. and repair any damage to the Demised Premises or Building due to such removal. Upon Tenant's removal of any trade fixtures, furniture, or equipment, Tenant shall repair and restore the Demised Premises to the condition existing prior to the installation of any such fixture or equipment and repair any damage to the Demised Premises or Building due to such removal. Any and all property remaining in the Demised Premises after Tenant's removal shall be deemed abandoned and shall become the property of Landlord.

        30. Holdover.

            30.01 If Tenant shall, with the prior written consent of Landlord, hold over after the expiration of the Term of this Lease, such tenant shall be deemed a month-to-month tenancy, which tenancy may be terminated pursuant to applicable state law. During such tenancy, Tenant agrees to pay to Landlord the fair market value for the Demised Premises, as reasonably determined by Landlord, and to be bound by all of the terms, covenants and conditions herein specified, so far as applicable. If Landlord shall not give written consent to such hold over by Tenant, such tenancy may be terminated pursuant to applicable state law, and until Tenant has vacated the Demised Premises Tenant agrees that such holding over shall not be deemed to extend the Term or renew the Lease, but such holding over thereafter shall continue upon the covenants and conditions herein set forth except that the charge for use and occupancy of such holding over for each calendar month or part hereof (even if such part shall be a small fraction of a calendar month) shall be the sum of 1/12th of the highest annual rent rate set forth in this Lease multiplied by 2.5 plus all of the Additional Rent required to be paid by the Tenant under this Lease, which total sum Tenant agrees to pay to the Landlord promptly upon demand, in full, without set-off or deduction. Neither the billing nor the collection of use and occupancy in the above shall be deemed a waiver of any right of Landlord to collect damages for Tenant's failure to vacate the Demised Premises after the expiration or sooner termination of this Lease shall be in addition to all other remedies available to Landlord. The aforesaid provision shall survive the expiration or sooner termination of this Lease.

        31. Quiet Enjoyment.

            31.01 Landlord covenants and agrees with Tenant that upon Tenant paying the Fixed Rent and Additional Rent and observing and performing all the terms, covenants, and conditions, on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the Demised Premises, subject, nevertheless, to the terms and conditions of this Lease including, but not limited to, Article 41 hereof and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

        32. Security.

            32.01 Tenant has deposited with Landlord the Security Deposit as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this Lease. Such security Deposit shall be held by Landlord in a proper interest bearing security account with interest accruing to the benefit of the party entitled to same. Landlord shall be entitled to withdraw one (1%) percent per annum for administrative charges. It is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this Lease, including, but not limited to, the payment of Fixed Rent and Additional Rent, Landlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any Fixed Rent and Additional Rent or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants, and conditions of this Lease, including, but not limited to, any damages or deficiency in the re-letting of the Demised Premises or a part thereof, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants, and conditions of this Lease, the security shall be returned to Tenant after the date fixed as the end of the Lease and after delivery of entire possession of the Demised Premises to Landlord. In the event of a sale of the land and Building or leasing of the Building, Landlord shall have the right to transfer the security to the vendee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return of such security; and Tenant agrees to look to the new Landlord solely for the return of said security; and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Landlord. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

        33. No Brokers.

            33.01 Tenant represents and warrants to Landlord that it has not engaged any broker, finder, or other person who would be entitled to any commission or fees in respect to the negotiation, execution, or delivery of this Lease other than Broker and shall indemnify and hold harmless Landlord against any claim, including reimbursement of Landlord legal fees, costs, and expenses in connection with any claims, asserted by any other broker or person arising out of the acts of Tenant. Landlord shall pay commission to Broker on account of this Lease pursuant to separate agreement.

        34. Inability to Perform.

            34.01 This Lease and the obligation of Tenant to pay Fixed Rent and Additional Rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no way be affected, impaired, or excused because Landlord is unable to fulfill any of its obligations unless due to Tenant negligence under this Lease or to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repair, additions, alterations, or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of strike or labor troubles or any cause whatsoever including, but not limited to, government preemption in connection with a National Emergency or by reason of any rule, order, or regulation of any department or subdivision thereof of any government agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency.

        35. Notices.

            35.01 All notices, demands, and requests which may be or are required to be given by either party to the other shall be in writing. All notices, demands, and requests by Landlord to Tenant or by Tenant to Landlord shall be deemed to have been properly given if served personally or if sent by United States registered or certified mail, postage prepaid, addressed to Landlord at the address first hereinabove given or Tenant at the address first hereinabove given if prior to the Commencement Date and at the Demised Premises from and after the Commencement Date, or such other address as may be designated in a written notice to the other party similarly given.

            35.02 Notices, demands, and requests which are served by registered or certified mail upon Landlord or Tenant in the manner aforesaid, shall be deemed sufficiently served or given for all purposes hereunder upon deposit in the United States mail, registered or certified mail, return receipt requested.

        36. No Waiver.

            36.01 The failure of Landlord to seek redress of violation of, or to insist upon the strict performance of any covenant or condition of this Lease or of any of the Rules or Regulations set forth or hereafter adopted by Landlord, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach and no provision of this Lease shall be deemed to have been waived by Landlord unless such waiver be in writing signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Fixed Rent and Additional Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Fixed Rent and Additional Rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided. No act or thing done by Landlord or Landlord's agents during the Term shall be deemed an acceptance of a surrender of the Demised Premises and no agreement to accept such surrender shall be valid unless in writing signed by Landlord. No employee of Landlord or Landlord's agent shall have any power to accept the keys of the Demised Premises prior to the termination of the Lease and the delivery of keys to any such agent or employee shall not operate as a termination of the Lease or a surrender of the Demised premises.

        37. Waiver of Trial by Jury; Counterclaims,
            Consent to Jurisdiction.

            37.01 It is mutually agreed by and between Landlord and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding, or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use of or occupancy of the Demised Premises, and any emergency statutory or any other statutory remedy.

            37.02 Regardless of the nature or ground of any summary proceeding brought by Landlord to recover possession of the Demised Premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding. Nothing herein shall be deemed to prohibit Tenant from bringing a separate action against Landlord on account of any claim which Tenant may have against Landlord, provided however, that Tenant agrees that Tenant, in the prosecution of any such claim shall make no motion or otherwise request any court in which such claim is sought to be asserted, to join any such claim and any proceeding instituted by Landlord to recover possession of the Demised Premises in any trial, or make any motion to otherwise seek to have any such proceeding instituted by Landlord and any action or proceeding commenced by Tenant by reason of such claim of Tenant tried simultaneously in any court.

            37.03 This Lease shall be deemed to have been made in Nassau County, New York, and shall be construed in accordance with the Laws of the State of New York. All actions or proceedings relating, directly or indirectly to this Lease shall be litigated only in courts located within the County of Nassau. Tenant and its successors and assigns hereby subject themselves to the personal jurisdiction of any state or federal court located within said county, waive the personal service of any process upon them in any action or proceeding therein and consent that such process be served by certified or registered mail, return receipt requested, directed to Tenant and any successor at Tenant's address herein set forth, and to any assignee at the address set forth in an instrument of assignment. Such service shall be deemed made two (2) days after such process is so mailed. It is agreed that service by mail as provided herein shall constitute personal service over Tenant and/or its assigns and Tenant and/or its assigns so served by mail hereby consent to the personal jurisdiction of the Court or Tribunal over them in such action or proceedings sufficient to enable the Court or Tribunal to render a money judgment against them.

        38. Estoppel Certificate.

            38.01 Tenant agrees, at any time and from time to time, as requested by Landlord, upon not less than ten (10) days' prior notice, to execute and deliver without cost or expense to the Landlord a statement certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), certifying the dates to which the Fixed Rent and Additional Rent have been paid, and stating whether or not, to the best knowledge of Tenant, Landlord is in default in performance of any of its obligations under this Lease, and, if so, specifying each such default of which Tenant may have knowledge, it being intended that any such statement delivered pursuant thereto may be relied upon by any other person with whom the Landlord may be dealing.

        39. Certain Terms.

            39.01 The term "Landlord" as used in this Lease means only the owner, or the mortgagee in possession, for the time being of the land and Building (or the owner of a lease of the Building or of the land and Building), so that in the event of any sale or sales of said land and Building or of said lease, or in the event of a lease of said Building, or of the land and Building, Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the Building, or of the land and Building, that the purchaser or the lessee of the Building has assumed and agreed to carry out any and all covenants and obligations of Landlord, hereunder. The words "re-enter" and "re-entry" as used in the Lease are not restricted to their technical legal meaning.

        40. Rules and Regulations.

            40.01 Tenant and Tenant's servants, employees, agents, visitors, and licensees shall observe faithfully, and comply strictly with, the Rules and Regulations set forth in Exhibit D and such other and further reasonable Rules and Regulations as Landlord or Landlord's agents may from time to time adopt. Notice of any additional rules or regulations shall be given in such manner as Landlord may elect. In case Tenant disputes the reasonableness of any additional Rule or Regulation hereafter made or adopted by Landlord or Landlord's agents, the parties hereto agree to submit the question of reasonableness of such Rule or Regulation for decision to the New York office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rule or Regulation upon Tenant's part shall be deemed waived unless the same shall be asserted by service of a notice, in writing upon Landlord within ten (10) days after the giving of notice thereof. Nothing in this Lease contained shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or terms, covenants, or conditions in any other lease, or against any other tenant and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors, or licensees.

        41. Landlord's Expense.

            41.01 Whenever Tenant shall submit to Landlord any plan, agreement, or other document for Landlord's consent or approval, and Landlord shall require the expert opinion of Landlord's counsel or architect as to the form or substance thereof, Tenant agrees to pay the reasonable fee of such architect and/or such counsel for reviewing the said plan, agreement, or document.

        42. Window Cleaning.

            42.01 Tenant will not clean, nor require, permit, suffer, or allow any window in the Demised Premises to be cleaned from the inside or outside in violation of Section 202 of the Labor Law or any other applicable law or of the rules of the Board of Standards and Appeals, or of any other board or body having or asserting jurisdiction.

        43. Doors; Locks.

            43.01 Landlord shall, at its sole cost and expense, provide to Tenant a lock and one (1) set of keys to the front door of the Demised Premises. Tenant may not change either the lock cylinder or any other lock or key apparatus on said front door or add any additional locks or hardware devices. In the event that at any time during the Term hereof Tenant requests a change in the lock cylinder, Tenant must request same in writing from Landlord, and Landlord will install a new cylinder, at the sole cost and expense of Tenant. Tenant shall not install any alarm system without the prior written consent of Landlord. Tenant must furnish Landlord with all necessary keys and/or access codes to any alarm system.

            43.02 Tenant shall not install or place any object, or permit same to be installed or placed, in any of the public areas of the Building or on Tenant's front door including, but not limited to, objects such as signs, hardware, and advertisements. Landlord will furnish and install one (1) front door sign in accordance with Landlord's design specifications.

        44. Relocation.

            44.01 Landlord may, at its option,  before or after the Commencement
Date, elect by notice to Tenant to substitute for the Demised Premises other office space in the Building or The Expressway Plaza at Roslyn, designated by Landlord (hereinafter called "Substitute Premises"), provided that the rentable square foot area of the Substitute Premises is not less than one hundred percent (100%), nor larger than one hundred fifteen percent (115%) of the rentable square foot area of the Demised Premises. Landlord's notice shall set forth the date which Tenant shall vacate and surrender the Demised Premises and occupy the Substitute Premises (herein called the "Relocation Date"). The Relocation Date designated by Landlord shall be no earlier than thirty (30) days after the date of Landlord's notice. Landlord shall, at Landlord's expense, (i) furnish and install in the Substitute Premises fixtures and improvements substantially similar to those contained in the Demised Premises; (ii) provide to Tenant at Landlord's sole expense, moving personnel to perform the moving of Tenant's property and equipment from the Demised Premises to the Substitute Premises; and
(iii) reimburse Tenant for Tenant's actual reasonable out-of-pocket costs incurred by Tenant in connection with the relocation of any telephone or other communications equipment from the Demised Premises to the Substitute Premises. If Landlord elects to substitute other premises prior to the Commencement Date, Landlord, at Landlord's expense, shall improve the Substitute Premises substantially in accordance with the Work Letter attached hereto as Exhibit C. Tenant agrees to execute such documents, as in Landlord's sole opinion, are necessary, appropriate or desirable in order to reflect the substitution of the Substitution Premises for the Demised Premises, which documents shall set forth any adjustment in the Fixed Rent and Tenant's Proportionate Share as may be required by reason of such substitution as well as any other changes or modifications to this Lease made necessary by, and attributable to such substitution. From and after the earlier of: (a) the date on which Tenant shall actually vacate and surrender the Demised Premises to Landlord or (b) the Relocation Date, this Lease: (i) shall no longer apply to the Demised Premises, except with respect to all obligations to pay Fixed Rent and Additional Rent and all other obligations which accrued on or prior to such date, including without limitation the liabilities and obligations imposed upon Tenant as a holdover Tenant if the Tenant fails to vacate and surrender the Demised Premises on or before the Relocation Date; and (ii) shall apply to the Substitute Premises as if the Substitute Premises had been the space originally demised under this Lease. In the event Tenant without Landlord's prior written consent, fails to vacate and surrender the Demised Premises on or before the Surrender Date, then Tenant agrees to reimburse Landlord for all of the damages, costs and expenses incurred by Landlord by reason of such failure including lost rent, and all legal fees incurred by Landlord, and Tenant shall be liable to Landlord and reimburse Landlord, as Additional Rent, all of such costs, expenses and damages including without limitation, fair value, use and occupancy for the Demised Premises in the amount equal to two hundred percent (200%) of the Fixed Rent and Additional Rent which would have been due for the Demised Premises (which shall be in addition to the Fixed Rent and Additional Rent for the Substitute Premises) and any lost rent from any lease agreement or prospective lease agreement for the Demised Premises which Landlord had executed or was then negotiating, which leasing (and/or tenant or prospective tenant) Landlord lost, by reason in whole or part of Tenant's holding over beyond the Relocation Date.

        45. Miscellany.

            45.01 The covenants, conditions, and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this Lease, their assigns.

            45.02 If any term or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of the Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

            45.03 The Article headings in this Lease are inserted only as a matter of convenience or reference, and are not to be given any effect whatsoever in construing this Lease.

            45.04 This Lease shall not be filed of record; upon request of Landlord, a memorandum of this Lease in compliance with law shall be executed by Landlord and Tenant and recorded.

            45.05 All checks tendered to Landlord as and for the Fixed Rent and Additional Rent of the Demised Premises shall be deemed payments for the account of Tenant. Acceptance by Landlord of rent from anyone other than Tenant shall not be deemed to operate as an attornment to Landlord by the payor of such rent or as a consent by Landlord to an assignment or subletting by Tenant of the Demised Premises to such payor, or as a modification of the provisions of this Lease. Notwithstanding the prepayment, Landlord may refuse payment of Fixed Rent and Additional Rent from any party other than Tenant herein. Any check remitted to Landlord that is dishonored for any reason and/or fails to "clear" in the banking process for any reason whatsoever, will cause, and Tenant hereby agrees to pay, a $25.00 service charge to be added to Tenant's account as Additional

Rent, and Tenant agrees to immediate payment thereon. It is specifically agreed and understood and acknowledged by Tenant that Landlord's entitlement to a service charge as an addition to any and all other remedies Landlord shall be entitled to under this Lease and under law and shall not limit any remedies in any such manner or respect. It is further agreed that in the event any check made by or on behalf of Tenant in the payment of any sums due hereunder including the payment of Fixed Rent and Additional Rent or otherwise, is returned to the Landlord by its bank for insufficient funds, uncollectible funds, or for any other reason whatsoever, Tenant hereby covenants and agrees that it shall replace such check with either cash or certified funds or a bank check made payable to the direct order of Landlord made payable on a New York bank which is a member of the New York Clearing House Association. It is further agreed and understood that Landlord's acceptance of such certified or bank check or its election to redeposit the dishonored check, shall not be deemed to be, or constitute, a waiver of Landlord's remedies under this Lease or under law and shall not be deemed a waiver of this Paragraph or the default by Tenant herein.

            45.06 Tenant represents that it is qualified to do business in the State of New York.

            45.07 This Lease shall be governed by the laws of the State of New York.

            45.08 The foregoing shall not constitute an offer to lease the Demised Premises, and nothing contained in this Lease shall be deemed binding against Landlord unless and until it is duly executed by Landlord.

            45.09 The submission of this Lease to Tenant is not an offer to lease the Demised Premises or an agreement by Landlord to reserve the Demised Premises for Tenant. Landlord will not be bound to Tenant until Tenant has duly executed and delivered duplicate original Leases to Landlord and Landlord has duly executed and delivered one of those duplicate original Leases to Tenant.

            45.10 Suit or suits for the recovery of the rents and other amounts and damages set forth in this Lease may be brought by Landlord, from time to time, at Landlord's election, and nothing in this Lease will be deemed to require Landlord to await the date on which the Term of this Lease expires. Each right and remedy in this Lease will be cumulative and will be in addition to every other right or remedy in this Lease or existing at law or in equity or by statute or otherwise, including, without limitation, suits for injunctive relief and specific performance. The exercise or beginning of the exercise by Landlord of any such rights or remedies will not preclude the simultaneous or later exercise by Landlord of any other such rights or remedies. All such rights and remedies are cumulative and nonexclusive.

        46. Tenant's Option to Extend Term.

            46.01 Provided Tenant is not and has not at any time been in default of any of the terms, covenants and conditions of this Lease, Tenant shall have the option, exercisable by giving written notice, by Certified Mail, Return Receipt Requested, to Landlord no later than January 1, 2004, TIME BEING OF THE ESSENCE, to extend the Term of this Lease for a period of fifty-eight (58) months (hereinafter referred to as the "Extended Term"). In the event Tenant shall exercise such option, the Term of the Lease shall be deemed extended for the Extended Term upon all of the covenants, agreements, terms, provisions and conditions of this Lease then in effect (including, but not limited to, the Base Operation Year) except that Tenant shall have no further right to extend the Term and, during the Extended Term, Tenant shall pay to Landlord Fixed Rent:


                                  For the period September 1, 2004 through June 30, 2005, $184,330.25 Dollars per annum payable in advance monthly installments of $20,481.14 per month.

                                  For the period July 1, 2005 through June 30, 2206 $255,604.56 Dollars per annum payable in advance monthly installments of $21,300.38 per month.

                                  For the period July 1, 2006 through June 30, 2007 $265,828.74 Dollars per annum payable in advance monthly installments of $22,152.40 per month.

                                  For the period July 1, 2007 through June 30, 2008,$276,461.88 Dollars per annum payable in advance monthly installments of $23,038.49 per month.

                                  For the period July 1, 2008 through June 30, 2009,$287,520.35 Dollars per annum payable in advance monthly installments of $23,960.03 per month.

         It is further understood and agreed by Tenant that the premises to be demised by Landlord to Tenant during the Extended Term shall include the Demised Premises originally demised hereunder, and in no event shall Tenant be permitted to extend the Term with respect to a portion of such premises only unless otherwise agreed to by Landlord in writing. In the event no such timely written notice is given by Tenant to Landlord on or before January 1, 2004, TIME BEING OF THE ESSENCE, then this Lease shall expire in accordance with its terms.

         IN WITNESS WHEREOF, Landlord and Tenant have respectively signed this Lease.

Witness for Landlord:                    LKM EXPRESSWAY PLAZA LIMITED
                                         PARTNERSHIP (Landlord)


/S/                                      /S/
-------------------------------          ----------------------------------
                                         BY: Expressway Inc., General Partner
                                             Michael S. Puntillo, President


Witness for Tenant:                      QUERYOBJECT SYSTEMS CORPORATION
                                         (Tenant)



/S/                                      /S/
-------------------------------          ----------------------------------
                                         BY: Daniel M. Pess,
                                             Sr. Vice President and Chief

                                             Financial Officer


                                 ACKNOWLEDGMENTS

Landlord
STATE OF NEW YORK, COUNTY OF NASSAU      ss.:

         On this day of August, 1999, before me personally came Michael S. Puntillo, to me known, and known to me to be the individual described in and who executed the foregoing on behalf of Expressway Inc., and duly acknowledged to me that he executed the same.

                                                 ------------------------------
                                                 Notary Public

Tenant
STATE OF NEW YORK, COUNTY OF NASSAU      ss:

         On this day of August, 1999, before me personally came Daniel M. Pess, to me known, who, being by me duly sworn, did depose and say that he resides at _________________________, _________; that he is the Senior Vice
President-Finance & CFO of Queryobject Systems Corporation, the corporation mentioned herein and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that is was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.


                                                 ------------------------------
                                                 Notary Public

                                    EXHIBIT A

                                  FLOOR PLAN OF
                                DEMISED PREMISES

                                    EXHIBIT B

                                  TENANT PLANS
                               AND SPECIFICATIONS

                                    EXHIBIT C

                                   WORK LETTER


         If this Lease pertains to the initial occupancy by any tenant of the Demised Premises, Landlord agrees at its sole expense, except as noted, to do the following described work as shown on Tenant's Plans and Specifications in connection with the Demised Premises, which work and materials shall be of material, manufacture, design, capacity, finish, and color of the building standard adopted by Landlord for the Building.

1. PARTITIONING

         Furnish building standard drywall partitioning with metal studs and gypsum board per Exhibit B. All partitions to terminate at window mullions or exterior columns without offsets. In addition, Landlord will provide demising wall partitions between tenant spaces and public corridor.

2. DOORS, DOOR FRAME, AND HARDWARE

         Furnish existing, where designated by Tenant, single swing 6'-8" x 3'-0" x 1-3/4" door frames and hollow core wood doors complete with passage sets per Exhibit B. Landlord will supply one (1) pair and one (1) single swing 7'-10" x 3'-0" x 1-3/4" entrance door with closer and lock set.

3. CLOTHES CLOSET

         Furnish existing closets where designated by Tenant; closets shall be equipped with one (1) coat rod and one (1) closet shelf. No more than 5 feet of closet space shall be constructed for every 2000 square feet of the Usable Floor Area of the Demised Premises.

4. ACOUSTIC TILE CEILING

         Furnish existing mechanically suspended acoustic tile or equivalent on exposed spline construction in a 2' x 4' pattern except where field conditions do not permit, in which event a smaller pattern will be used.

5. FLUORESCENT FIXTURES

         Furnish existing and connect one (1) 2' x 4' recessed fluorescent lighting fixture with acrylic plastic lens individually mounted and designed to contain three (3) 40 watt lamps in the Demised Premises, except where field conditions do not permit, in which event a differently sized or surface mounted fixture will be used. Landlord shall supply and install the initial lamps.

6. ELECTRICAL WALL OUTLETS, SWITCHES, CIRCUITS

         Furnish existing duplex electric wall outlets in the Demised Premises. The aforesaid electric wall outlets are to be located only in the ceiling high partitions at standard mounting height. Circuits containing wall and/or floor outlets are rated at a total of 16 amperes per circuit, with a maximum of 10 amperes at only one (1) duplex outlet. Furnish and install toggle switches for lighting fixtures based on one (1) toggle switch per each ten (10) fixtures but no less than one (1) switch per room. The building proper will contain wires, risers, conduits, feeders, and panel equipment necessary to furnish the premises with electrical energy and a combined lighting and standard electric load of not more than 3 watts per square foot of the Usable Floor Area of the Demised Premises.

7. CARPET AND BASE

         Install wall-to-wall carpeting and four-inch high vinyl cove base. Tenant will select from Building Standard selection to be supplied by Landlord. Landlord to furnish and install new Vinyl Composite Tile flooring in the Lunch Room as designated on Exhibit B. Tenant will select from selection supplied by Landlord.

8. PAINTING

         Paint all sheet rock walls as provided herein to consist of one (1) prime and one (1) finish coat in Building Standard flat, waterbase paint in Building Standard colors selected by Tenant. All doors and trim shall be stained or painted. Dark colors and premium colors shall be charged at Tenant's expense.

9. AIR CONDITIONING

         Furnish and install air conditioning. Interior space shall be served by central system complete with ducts, registers, and thermostats as required to serve the system properly. The design of the air conditioning system in the Demised Premises shall be based upon an occupancy of one (1) person per 100 square feet of the Usable Floor Area of the Demised Premises and upon a combined lighting and standard load 3 watts per square foot.

10. VENETIAN BLINDS

         Landlord will install narrow blade venetian blinds in color to complement window mullion frames.

11. TENANT IDENTIFICATION

         (a) Landlord shall furnish and install a Building directory for Tenant's listing in the ground floor lobby. Tenant shall submit its Building directory listings with its final plans, which listings shall be limited to two
(2) per 1000 square feet of the Usable Floor Area of the Demised Premises.

         (b) Landlord shall furnish and install all such initial listings at its sole cost and expense. Any changes or additional listings shall be furnished and installed at Tenant's cost and/or expense.

         (c) Landlord, at its sole cost and expense, shall furnish and install a single sign for Tenant's identification on Tenant's entrance door. The design of such identification must conform to the building standard. No additional identification may be installed on Tenant's door.

12. BUILDING STANDARD

         In the event that after the date of execution of this Lease any building codes or standards change and thereby impose additional or more extensive requirements in completing the Building or related improvements, or, after completion of the Building require changes in the Building then the cost of complying with such requirements shall be amortized over the useful lives thereof, and Tenant shall pay Tenant's Proportionate Share of such cost applicable to that portion (or all, as the case may be) of the useful lives falling within the Term of the Lease.

13. DAMAGE

         Tenant shall be responsible for all damage caused by trades employed by Tenant.

14. DELAYS

         If by reason of (i) Tenant's failure to submit Tenant's Plans on their due date, (ii) any special or extra materials or work in Tenant's Plans or otherwise requested by Tenant, (iii) any changes in the material or work on Tenant's Plans or otherwise requested by Tenant, which are not ultimately incorporated into the work, (iv) the occurrence of any delays for which Tenant is responsible under the terms of the Lease, including, without limitation, Articles 4 and 5 thereof ("Delay Conditions"), Landlord is delayed in supplying the materials or completing the work to be performed by Landlord in accordance with the provisions of this Work Letter, then the Commencement Date of the Lease and the obligations of Tenant to pay Fixed and Additional Rent shall be accelerated by the number of days equal to the length of the applicable Delay Conditions, whether or not Landlord has completed such work at the time of such accelerated date, and the Term of this Lease shall commence as though none of such Delay Conditions has occurred. Landlord's time to complete the work to be performed by Landlord shall be extended by the number of days necessary for Landlord to complete such work as a result of the occurrence of any of the Delay Conditions.

15. HOURS OF WORK

         Notwithstanding the commencement of rent as aforesaid, work on the Demised Premises whether performed by Landlord or by Tenant shall be performed only during regular time union working hours. If Tenant requires Landlord to perform work during other hours, or if Tenant desires to perform work through its contractors, agents, or employees, Tenant shall pay as Additional Rent, the cost of employing such additional union help as shall be required under the rules and regulations of the unions employed in connection with the construction of the Building. Payment shall be made by Tenant to Landlord within ten (10) days after being billed therefor.

16. ADDITIONAL WORK

         (a) Tenant's Plans may also require or include special or extra materials or work in addition to the materials and work to be supplied by Landlord as part of Landlord's building standard tenant improvement package included in the unmodified form of this Work Letter, and Landlord may, at its option, supply such extra materials and perform such extra work and supply and perform any other materials and work not set forth herein or in Tenant's Plans (all of which special or extra materials and work shall be considered and sometimes called "extra materials and work") which Tenant may want completed for Tenant's account at cost plus fifteen percent (15%) for General Conditions
(indirect job costs), which shall mean the amount charged for on-the-job services performed by Landlord's employees or contractors for the Tenant, his employees or contractors (such as cleanup, removal of waste and debris, protection of work in progress or completed, temporary maintenance and services, utilities, and use of elevators and hoists); to this total amount shall be added ten percent (10%) for Landlord's overhead and five percent (5%) for profit. Said percentages shall also apply to specific unit prices quoted or referred to elsewhere in the Work Letter. Where Tenant asks Landlord to supply such extra materials and perform such extra work, which is in substitution of like building standard materials and work, Tenant shall receive a credit for omission of such like building standard materials and work at Landlord's cost (with no addition of 15% and 5%). Before proceeding with any such extra work or supplying any such extra materials, Landlord shall notify Tenant in writing as to the respective costs of each extra item involved, and unless Landlord is notified otherwise by Tenant within two (2) business days of such notification by Landlord, except during the course of construction Tenant must notify Landlord within one (1) business day of such notification, it shall be deemed approved by Tenant for Landlord to proceed with the extras so itemized.

         (b) All of Tenant's Plans are subject to the Landlord's approval, but no approval shall be deemed an agreement by Landlord that the work included therein is in compliance with any legal requirements.

         (c) Any items set forth in this Work Letter which are not provided in Tenant's Plans or which at Tenant's request are not included in connection with the construction hereunder, shall be deemed abandoned by Tenant unless Tenant's Plans include special or extra work in substitution of such like items and Landlord performs such work, in which event Tenant shall be entitled to the credit provided in Paragraph 16 hereof.

         (d) All charges for extra materials and work as provided in Paragraph 16 hereof or elsewhere in this Work Letter shall be deemed Additional Rent and shall be paid by Tenant to Landlord within five (5) days after being billed therefor.


TENANT WORK ORDER NO. 001:

TENANT TO FURNISH AND INSTALL THE FOLLOWING ADDITIONAL WORK AT TENANT'S SOLE COST AND EXPENSE:

WINDOWS

To furnish and install five (5) 5' x 5' by 1/4" clear safety glass windows with brushed aluminum U-channel at top and bottom. To be installed in existing sheetrock walls.

Three (3) 18" x 84" 1/4" clear safety glass side lights.
                                                                 TOTAL $3,672.31

CABINETS

To furnish and install 10 lineal feet of base cabinets and hanger  above,  style
Avia, Color White                                                TOTAL $3,059.00

PLUMBING

To furnish and install one (1) 22 x 25 stainless seel LK sink with a Delta chrome faucet.

To furnish and install 1 1/2" copper condensate line from tenants air conditioning unit to common corridor slop sink, maximum of 50 lineal feet with
check valve.                                                     TOTAL $3,763.90

FLOORING

To furnish and install new VCT in computer room
                                                                 TOTAL $1,596.00

HVAC

To furnish and install one (1) exhaust fan in computer  room  ceiling  ducted to
roof.                                                            TOTAL $2,195.00

LOCKS

Up-graded  charge to furnish  and  install  building  standard  locksets  on all
interior doors on a master keyed system                          TOTAL $4,125.00

These items total $18,411.21, without the electrical estimates. Upon approval, we will proceed with preparing a tenant work order.

TERMS:

$18,411.21 ON THE EXECUTION OF THIS AGREEMENT BY GOOD CHECK OR MONEY ORDER PAYABLE TO LKM EXPRESSWAY PLAZA LIMITED PARTNERSHIP.

IT IS AGREED THAT THE $18,411.21 SHALL BE DEEMED ADDITIONAL RENT AND SHALL BE COLLECTIBLE AS PROVIDED FOR HEREIN WHETHER OR NOT THE TERM OF THE LEASE SHALL HAVE COMMENCED, AND IN DEFAULT OF PAYMENT THEREOF, LANDLORD SHALL (IN ADDITION TO ALL OTHER REMEDIES) HAVE THE SAME RIGHTS AS IN THE EVENT OF DEFAULT OF PAYMENT OF FIXED RENT.

                                    EXHIBIT D

                              RULES AND REGULATIONS



A.  GENERAL RULES AND REGULATIONS

        The following Rules and Regulations shall be applicable to the Building and the Demised Premises as said terms are defined in the Lease of which these Rules and Regulations are a part (hereinafter the "Lease"). Unless otherwise provided in these Rules and Regulations, all references to "tenant" or "tenants" shall be deemed to include "Tenant" as defined in the Lease. In the event of a conflict between these Rules and Regulations and the provisions of the Lease, the provisions of the Lease shall control:

        1. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors and halls in the Building and Demised Premises shall not be obstructed or used for any purpose other than ingress or egress.

        2. No projection shall be attached to the outside walls of the Building. All electric ceiling fixtures hung in offices or space along the perimeter of the Building must be florescent, and of a quality, type, design and bulb color approved by Landlord. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without written consent of Landlord.

        3. Except as may be specifically provided in the Lease, no sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by a tenant on any part of the Building without the prior written consent of the Landlord. In the event of the violation of the foregoing by any tenant, Landlord may remove said sign, advertisement, notice or handbill without incurring any liability therefor, and may charge the expense incurred in such removal to the tenant violating this rule. Except as may be specifically provided in the Lease, the directory tablet or tablets will be provided exclusively for the display of the name and location of tenants only and Landlord reserves the right to exclude any other names therefrom. Nothing may be placed on the exterior of corridor walls or corridor doors without Landlord's prior written consent.

        4. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into public places in the Building shall not be covered or obstructed by any tenant, nor shall any articles be placed on any windowsills, window heating units or in front of any air conditioning vents.

        5. The water and wash closets and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, therein. All damage resulting from any misuse of such closets and fixtures shall be the responsibility of the tenant which, or whose servants, employees, agents, visitors or licensees shall have caused the same.

        6. No tenant shall mar, paint, drill into, or in any way deface any part of the Building except as expressly provided in the Lease.

        7. No bicycles, vehicles, birds or animals of any kind shall be brought into or kept in or about the Building, except those bicycles which shall be parked in any areas which may be specifically designated by Landlord for such purpose. Landlord assumes no responsibility for any bicycles so parked. Except as may be specifically provided in the Lease, no cooking shall be done or permitted by any tenant in the Building, except that the preparation of coffee, tea, hot chocolate and similar items for tenants and their employees and invitees shall be permitted provided the electric power therefor shall not exceed that amount which can be provided by a 30-ampere circuit. Except as may be provided in the Lease, no tenant shall cause or permit any unusual or objectionable odors to be produced or to permeate outside the premises demised to it.

        8. No tenant shall utilize the premises occupied by it for the sole or major purpose of interviewing or address of the Building as the location for such interviewing or hiring. No premises shall be used for lodging or sleeping or for any immoral or illegal purposes.

        9. No tenant shall make, or permit to be made any unseemly or disturbing noises or disturb or interfere with (a) occupants of the Building or neighboring buildings or (b) those persons having business with said occupants, whether by use of any musical instrument, television, radio, phonograph, unusual noise, or in any other way. No tenant shall throw anything out of the Building or into the passageways therein.

        10. No tenant or any of its servants, employees, agents, visitors or licensees, shall at any time bring or keep within the Building any inflammable, combustible or explosive fluid, chemical or substance.

        11. Except as may be provided in the Lease, no additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made in existing locks or the mechanism thereof. Landlord, at its expense, shall, at or prior to initial occupancy by any tenant, supply one set of keys to the front door of the Demised Premises. All keys issued thereafter shall be issued by Landlord at tenant's expense. Each tenant must upon the termination of its tenancy restore to the Landlord all keys of stores, offices, and toilet rooms, either furnished to, or otherwise procured by, such
                                       66
tenant. In the event of the loss of any keys so furnished, such tenant shall pay to the Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key of Landlord shall deem it necessary to make such changes. No top locks will be allowed unless they are masterkeyed to the entire Building.

        12. All removals, or the carrying in or out of any safes, freight, furniture or bulky matter of any description must take place during the hours which the Landlord may determine and be undertaken pursuant to written consent of the Landlord. No removal of said items may take place at times other than during normal business hours as defined in the Lease. The moving of safes or other fixtures or bulky matter of any kind must be done up to twenty-four (24) hours' previous written notice to the Managing Agent of the Building and be under its supervision, and the persons employed by any tenant for such work must be acceptable to the Landlord. Except as may be provided in the Lease, Landlord reserves the right to inspect all articles to be brought into the Building and to exclude from the Building all articles which violate any of these Rules and Regulations or any provisions of the Lease. Except as may be provided in the Lease, Landlord reserves the right to prescribe the height and position of all safes.

        13. Except as may be provided in the Lease, no tenant shall purchase spring water, ice, towel, janitorial, maintenance, or other like services from any person not approved by the Landlord.

        14. Landlord reserves the right to exclude from the Building between the hours of 6:00 p.m. and 8:00 a.m. and at all hours on Saturday, Sunday, and legal holidays all persons who do not present a pass to the Building signed by the Landlord. Landlord will furnish passes to persons for whom any tenant requests the same in writing. Each tenant shall be responsible for all persons for whom it requests passes and shall be liable to the Landlord for all acts of such persons. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of a riot, public excitement or other circumstances rendering such action advisable in Landlord's opinion, Landlord reserves the right to prevent access to the Building during the continuance of the same by closing the doors or otherwise, all for the safety of the Tenants and the protection of the Building.

        15. Any persons employed by any tenant to do janitorial work, while in the Building and outside of the premises demised pursuant to the provisions of any lease, shall be subject to and under the control and direction of the Landlord of the Building (but not as an agent or servant of said Landlord or of the Landlord), and tenant shall be responsible for all acts of such persons.

        16. All doors opening onto public corridors in the Building shall be kept closed, except when in use for ingress and egress.

        17. Any requests, notices or demands of any tenant to or upon the Landlord shall be in writing and addressed to the Landlord at the Building.

        18. Canvassing, soliciting and peddling in the Building are prohibited and each tenant shall cooperate to prevent the same.

        19. Except as may be provided in the Lease, no supplementary air conditioning unit or other similar apparatus shall be installed or used by any tenant without the written consent of the Landlord.

        20. There shall not be used in any space, or in the public areas of the Building, either by any tenant or others, any hand trucks except those equipped with rubber tires and rubber side guards.

        21. Except as may be provided in the Lease, Landlord shall have the right, exercisable without notice and without liability to any Tenant, to change the name and address of the Building.

        22. No vending machine or machines of any description shall be installed, maintained or operated in the Building except as decided by the Landlord.


B.  PARKING AREA RULES AND REGULATIONS

        The following Parking Area Rules and Regulations shall apply to all parking areas and the parking structure serving the Building and the Demised Premises.

        1. All cars must be parked entirely within the stall lines.

        2. All directional signs and arrows must be observed.

        3. The speed limit shall be five (5) miles per hour.

        4. Parking is prohibited:
           (a) in areas not striped for parking;
           (b) in aisles;
           (c) where "no parking" signs are posted;
           (d) on ramps in cross hatched areas;  and
           (e) in such other areas as may be designated by Landlord or Landlord's designee.

        5. Parking stickers or any other device or form of identification supplied by Landlord shall remain the property of Landlord. Such parking identification device must be displayed as requested by Landlord and may not be mutilated in any manner. The serial number of any parking identification device may not be obliterated. Parking identification devices shall not be transferable and any device in the possession of any unauthorized holder will be void.

        Landlord will not be liable for damage that may occur when affixing a "No Parking" sign to the windshield of a car incorrectly parked in a reserved spot.

        6. Parking managers or attendants are not authorized to make or allow any exceptions to these Parking Area Rules and Regulations.

        7. Every parker is required to park and lock his own car. All responsibility for damage to cars is assumed by the parker.

        8. Loss or theft of parking identification devices from automobiles must be reported to the landlord immediately, and a lost or stolen report must be filed by the parker at that time. Any parking identification devices reported lost or stolen and found on any unauthorized car will be confiscated and the illegal holder will be subject to prosecution. Lost or stolen devices which are subsequently recovered must be returned to the parking manager immediately.

        9. Washing, waxing, cleaning, or servicing of any vehicle while in the parking areas by any person is prohibited.

        10. The Landlord or its designee reserves the right to refuse the issuance of stickers or other parking identification devices to any tenant or person and/or his agents or representatives who willfully refuses to comply with the above Parking Area Rules and Regulations and with all applicable municipal, state or federal ordinances, laws, regulations or agreements (whether or not posted).

        11. Landlord shall have no obligation to remove or ticket any improperly parked vehicles from any parking space, whether or not said space is designated for the use of any particular tenant.

                                    EXHIBIT E

                                    HOLIDAYS



        The following days constitute Legal Holidays which are excluded from "Regular Business Hours" as defined in this Lease:

                       (1)  New Year's Day

                       (2)  Martin Luther King's Birthday

                       (3)  Presidents' Day

                       (4)  Memorial Day

                       (5)  Independence Day

                       (6)  Labor Day

                       (7)  Election Day (Presidential)

                       (8)  Thanksgiving Day

                       (9)  Christmas Day


        The date in any given Lease Year upon which any of the above holidays will be observed shall be that date as shall be published annually by the New York State Banking Department.

                                    EXHIBIT F

                            CLEANING SPECIFICATIONS


        The following is to be performed Monday through Friday, on days when the Building observes Regular Business Hours:


A.      Empty and wipe clean all ashtrays.

B.      Empty all waste paper baskets and receptacles.

C.      Sweep all hard surface flooring.

D. Dust mop all resilient tile or other composition flooring with a chemically treated mop to preserve sheen and appearance of such flooring.

E.      Dust all areas within hand high reach,  including  chairs,  chair rails,
        desks,   desk  appliances,   furniture,   cabinets,   sills,   pictures,
        baseboards, and trim.

F.      Damp clean all tops of water fountains and coolers, desks and tables.

G.      Machine vacuum all carpeting in the office area.

H. Upon completion of work, all lights are to be turned out and the premises to be secured.

                                    EXHIBIT G

                           SCHEDULE OF LIGHTING COSTS

                          (Subject to Annual Increases)



1.               Fluorescent Tube                      $10.00

2.               U-shaped Fluorescent Tube             $20.00

3.               Flood Lamp                            $12.00

4.               Ballast                               $60.00




No fees during first six (6) months of Lease year.

                                    EXHIBIT H

                               OVERTIME HVAC COSTS



        Upon a minimum of two (2) business days' written notice to Landlord, Landlord will provide Tenant with Heating and/or Air Conditioning during hours other than Regular Business Hours, which service will be provided at a current rate of $20.00 per hour per zone and shall be subject to increases when and to the extent Landlord's public utility charges increase.